                                            EXECUTION COPY

 _________________________________________________________



                  ASSET PURCHASE AGREEMENT


                       by and between


                  FRITZ BROADCASTING, INC.

                        as "Seller"


                            and


        INFINITY BROADCASTING CORPORATION OF DETROIT

                         as "Buyer"


                             of


                WXYT(AM), DETROIT, MICHIGAN


                 Dated as of March 8, 1994


 _________________________________________________________











                     TABLE OF CONTENTS

                                                        PAGE

Index to Exhibits and Schedules . . . . . . . . . . . .  i-v

ARTICLE 1 ASSETS TO BE CONVEYED . . . . . . . . . . . .    1

     1.1. Closing . . . . . . . . . . . . . . . . . . .    1
     1.2. Station Assets  . . . . . . . . . . . . . . .    1
     1.3. Excluded Assets . . . . . . . . . . . . . . .    3

ARTICLE 2 PURCHASE PRICE  . . . . . . . . . . . . . . .    4

     2.1. Purchase Price  . . . . . . . . . . . . . . .    4
     2.2. Procedure for Calculating Purchase Price  . .    5
     2.3. Allocation  . . . . . . . . . . . . . . . . .    6

ARTICLE 3 ASSUMPTION OF OBLIGATIONS . . . . . . . . . .    6

     3.1. Assumption of Obligations . . . . . . . . . .    6
     3.2. Limitation  . . . . . . . . . . . . . . . . .    7

ARTICLE 4 REQUIRED CONSENTS . . . . . . . . . . . . . .    7

     4.1. FCC Application . . . . . . . . . . . . . . .    7
     4.2. Compliance with HSRA  . . . . . . . . . . . .    8
     4.3. Other Governmental Consents . . . . . . . . .    8

ARTICLE 5 PRORATIONS; ACCOUNTS RECEIVABLE . . . . . . .    8

     5.1. Proration of Income and Expenses  . . . . . .    8
     5.2. Trade Agreements  . . . . . . . . . . . . . .    9
     5.3. Payment of Proration Items  . . . . . . . . .    9
     5.4. Accounts Receivable . . . . . . . . . . . . .   10

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF BUYER . . .   11

     6.1. Organization and Standing . . . . . . . . . .   11
     6.2. Authorization and Binding Obligation  . . . .   11
     6.3. FCC Qualifications  . . . . . . . . . . . . .   12
     6.4. Absence of Conflicting Agreements or Required
          Consents  . . . . . . . . . . . . . . . . . .   12
     6.5. Absence of Litigation . . . . . . . . . . . .   12












ARTICLE 7 REPRESENTATIONS AND WARRANTIES OF SELLER  . .   12

     7.1. Organization and Standing . . . . . . . . . .   12
     7.2. Authorization and Binding Obligation  . . . .   12
     7.3. Absence of Conflicting Agreements or Required
          Consents  . . . . . . . . . . . . . . . . . .   13
     7.4. FCC Authorizations  . . . . . . . . . . . . .   13
     7.5. Title to and Condition of Real Property . . .   14
     7.6. Title to and Condition of Personal Property .   15
     7.7. Contracts . . . . . . . . . . . . . . . . . .   16
     7.8. Personnel Information . . . . . . . . . . . .   16
     7.9. Intellectual Property . . . . . . . . . . . .   18
     7.10.     Litigation . . . . . . . . . . . . . . .   18
     7.11.     Compliance With Laws . . . . . . . . . .   19
     7.12.     Interests in Clients, Suppliers, Etc.  .   19
     7.13.     Financial Statements; Budget . . . . . .   19
     7.14.     Insurance  . . . . . . . . . . . . . . .   20
     7.15.     Taxes  . . . . . . . . . . . . . . . . .   20
     7.16.     Bankruptcy . . . . . . . . . . . . . . .   20
     7.17.     Environmental Matters  . . . . . . . . .   20
     7.18.     UCC Financing Statements . . . . . . . .   21
     7.19.     Disclosure . . . . . . . . . . . . . . .   21

ARTICLE 8 COVENANTS OF BUYER  . . . . . . . . . . . . .   21

     8.1. Notification  . . . . . . . . . . . . . . . .   21
     8.2. No Inconsistent Action  . . . . . . . . . . .   22

ARTICLE 9 COVENANTS OF SELLER . . . . . . . . . . . . .   22

     9.1. Interim Operation . . . . . . . . . . . . . .   22
     9.2. Access to Station . . . . . . . . . . . . . .   25
     9.3. No Solicitation . . . . . . . . . . . . . . .   25
     9.4. Financial Statements  . . . . . . . . . . . .   25
     9.5. Notification  . . . . . . . . . . . . . . . .   26
     9.6. Third-Party Consents  . . . . . . . . . . . .   26
     9.7. Estoppel Certificates; Consent and Waiver . .   26
     9.8. Closing Covenant  . . . . . . . . . . . . . .   27
     9.9. Agreement to Purchase Real Estate . . . . . .   27
     9.10.     Non-Competition Agreement  . . . . . . .   27
     9.12.     Payment of Indebtedness; Financing
          Statements  . . . . . . . . . . . . . . . . .   27
     9.13.     No Inconsistent Action . . . . . . . . .   27

ARTICLE 10     JOINT COVENANTS  . . . . . . . . . . . .   28

     10.1.     Conditions . . . . . . . . . . . . . . .   28
     10.2.     Best Efforts . . . . . . . . . . . . . .   28












     10.3.     Control of Station . . . . . . . . . . .   28
     10.4.     Confidentiality  . . . . . . . . . . . .   28
     10.5.     Continued Employment of Station
          Employees . . . . . . . . . . . . . . . . . .   28

ARTICLE 11     CONDITIONS PRECEDENT TO BUYER'S
               OBLIGATION TO CLOSE  . . . . . . . . . .   30

     11.1.     Representations, Warranties and
          Covenants . . . . . . . . . . . . . . . . . .   31
     11.2.     Governmental Consents  . . . . . . . . .   31
     11.3.     Governmental Authorizations  . . . . . .   31
     11.4.     Third-Party Consents . . . . . . . . . .   31
     11.5.     Adverse Proceedings  . . . . . . . . . .   31
     11.6.     No Material Adverse Change . . . . . . .   32
     11.7.     Deliveries . . . . . . . . . . . . . . .   32

ARTICLE 12     CONDITIONS PRECEDENT TO SELLER'S
               OBLIGATION TO CLOSE  . . . . . . . . . .   32

     12.1.     Representations, Warranties and
          Covenants . . . . . . . . . . . . . . . . . .   32
     12.2.     Governmental Consents  . . . . . . . . .   32
     12.3.     Adverse Proceedings  . . . . . . . . . .   32
     12.4.     Deliveries . . . . . . . . . . . . . . .   32

ARTICLE 13     DOCUMENTS TO BE DELIVERED AT THE
     CLOSING  . . . . . . . . . . . . . . . . . . . . .   33

     13.1.     Documents to be Delivered by Seller  . .   33
     13.2.     Documents to be Delivered by Buyer . . .   34

ARTICLE 14     TRANSFER TAXES; FEES AND EXPENSES  . . .   34

     14.1.     Transfer Taxes and Similar Charges . . .   34
     14.2.     Governmental Filing or Grant Fees  . . .   34
     14.3.     Expenses . . . . . . . . . . . . . . . .   35

ARTICLE 15     BROKER'S COMMISSION OR FINDER'S FEE  . .   35

     15.1.     Buyer's Representation and Agreement to
          Indemnify . . . . . . . . . . . . . . . . . .   35
     15.2.     Seller's Representation and Agreement to
          Indemnify . . . . . . . . . . . . . . . . . .   35

ARTICLE 16     INDEMNIFICATION  . . . . . . . . . . . .   36

     16.1.     Indemnification by Seller  . . . . . . .   36











     16.2.     Indemnification by Buyer . . . . . . . .   37
     16.3.     Procedure for Indemnification  . . . . .   37
     16.4.     Limitations  . . . . . . . . . . . . . .   38

ARTICLE 17     TERMINATION RIGHTS . . . . . . . . . . .   39

     17.1.     Termination  . . . . . . . . . . . . . .   39
     17.2.     Liability  . . . . . . . . . . . . . . .   40

ARTICLE 18     SURVIVAL OF REPRESENTATIONS,
               WARRANTIES AND COVENANTS . . . . . . . .   40

ARTICLE 19     REMEDIES UPON DEFAULT  . . . . . . . . .   41

     19.1.     Default by Seller  . . . . . . . . . . .   41
     19.2.     Default by Buyer . . . . . . . . . . . .   41

ARTICLE 20     RISK OF LOSS . . . . . . . . . . . . . .   42

ARTICLE 21     OTHER PROVISIONS . . . . . . . . . . . .   42

     21.1.     Publicity  . . . . . . . . . . . . . . .   42
     21.2.     Benefit and Assignment . . . . . . . . .   43
     21.3.     Entire Agreement . . . . . . . . . . . .   43
     21.4.     Headings . . . . . . . . . . . . . . . .   43
     21.5.     Computation of Time. . . . . . . . . . .   43
     21.6.     Governing Law  . . . . . . . . . . . . .   43
     21.7.     Notices  . . . . . . . . . . . . . . . .   43
     21.8.     Counterparts . . . . . . . . . . . . . .   44
     21.9.     Further Assurances . . . . . . . . . . .   44

ARTICLE 22     GUARANTY . . . . . . . . . . . . . . . .   45

ARTICLE 23     DEFINITIONS  . . . . . . . . . . . . . .   45

10930366













                   EXHIBITS AND SCHEDULES


     EXHIBITS
     ________

     A.        Agreement to Purchase Real Estate
     B.        Non-Competition Agreement
     C.        Opinion of Seller's Counsel
     D.        Opinion of Buyer's Counsel
     E.        Reversal Agreement


     SCHEDULES
     _________

     1.2(a)         Station Licenses
     1.2(b)    Real Property
     1.2(c)         Tangible Personal Property
     1.2(d)    Contracts
     1.2(f)         Intellectual Property
     1.3(d)    Excluded Assets
     1.3(f)         Excluded Employee Plans and Arrangements
     6.3       Buyer's FCC Exceptions
     6.4       Buyer's Required Consents
     6.5       Buyer's Litigation
     7.3       Required Consents
     7.7(b)    Contracts Exception
     7.8       Employee List and Compensation; Past Labor
               Disputes
     7.10      Pending Claims and Litigation
     7.12      Interests in Clients, Suppliers, Etc.
     7.13(a)   Financial Statements
     7.13(b)   Allocations
     7.13(c)   1994 Budget
     7.14      Insurance Policies
     7.18      UCC Financing Statements
     10.5      Excluded Employees

10930366












                  ASSET PURCHASE AGREEMENT
                  ________________________


         This ASSET PURCHASE AGREEMENT (this "Agreement"),
                                              _________
made as of the 8th day of March 1994, is by and between FRITZ BROADCASTING, INC., a Michigan corporation ("Seller"),
                                                   ______
INFINITY BROADCASTING CORPORATION OF DETROIT, a Delaware corporation ("Buyer"), and INFINITY BROADCASTING
              _____
CORPORATION, a Delaware corporation ("Guarantor").
                                      _________


                          RECITALS
                          ________

         Seller is the licensee of and operates radio
broadcast station WXYT(AM), Detroit, Michigan (the
"Station"), pursuant to licenses issued by the Federal
 _______
Communications Commission (the "FCC").
                                ___

         Seller and Buyer have agreed that Seller will sell and Buyer will acquire all of the assets used or necessary in the operation of the Station on the terms and subject to the conditions set forth in this Agreement.

         Therefore, the parties agree as follows:


                         ARTICLE 1
                   ASSETS TO BE CONVEYED
                   _____________________

         1.1. Closing. Subject to Section 17.1 hereof and except as otherwise mutually agreed upon by Seller and Buyer, the closing of this transaction (the "Closing") shall
                                            _________
take place on a date designated by Buyer within fifteen (15) days after the last of the conditions specified in Sections
11.2 and 12.2 hereof has been fulfilled (or waived by the party entitled to waive such condition). The Closing shall be held at 10:00 a.m. (Detroit, Michigan time) in the offices of Butzel Long, 150 West Jefferson, Detroit, Michigan, or at such place as the parties may otherwise agree.

         1.2. Station Assets. At the Closing, Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase from Seller, all of the assets, real, personal and mixed, tangible and intangible (including the business of the Station as a going concern), owned or held by Seller and used or necessary in the conduct of the business and operation of the Station, including all such property






10930366












acquired by Seller between the date hereof and the Closing
Date (but excluding the assets specified in Section 1.3), including, but not limited to, the following:

               (a) all of Seller's rights in and to the
         licenses, permits and other authorizations issued to Seller by any governmental authority and used or necessary in the conduct of the business and operation of the Station, including the Station Licenses listed in Schedule 1.2(a), together with
                            _______________
         any additions thereto (including renewals or modifications of such licenses, permits and authorizations and applications therefor) between the date hereof and the Closing Date, and all its rights in and to the call letters "WXYT";

               (b) all of Seller's right, title and interest in and to all real property, including leasehold interests and easements, used or necessary in the conduct of the business and the operation of the Station, including the Real Property listed in
         Schedule 1.2(b), together with any additions
         _______________
         thereto between the date hereof and the Closing
         Date;

               (c) all equipment, office furniture and
         fixtures, office materials and supplies, inventory, spare parts, motor vehicles and other tangible personal property of every kind and description, owned, leased or held by Seller and used or necessary in the conduct of the business and operation of the Station, including the items listed in Schedule 1.2(c), together with any
                   _______________
         replacements thereof and additions thereto, made between the date hereof and the Closing Date;

               (d) subject to the provisions of Article 3
         hereof, all of Seller's rights under and interest in all Contracts, including the Contracts listed in
         Schedule 1.2(d) hereto, together with all of
         _______________
         Seller's rights under and interest in all Contracts entered into or acquired by Seller between the date hereof and the Closing Date in accordance with this Agreement;

               (e) all programs and programming materials of whatever form or nature owned by Seller and used or intended for use on or by the Station;

10930366













               (f) all of Seller's rights in and to the
         trademarks, trade names, service marks, franchises, copyrights, including registrations and applications for registration of any of them, jingles, logos, slogans, licenses, permits and privileges owned or held by Seller and used in the conduct of the business and operation of the Station, including those listed in Schedule 1.2(f),
                                            _______________
         together with any additions thereto between the date hereof and the Closing Date;

               (g) all files, records, books of account, computer programs and software and logs relating to the operation of the Station, including, without limitation, payable records, receivable records, invoices, statements, traffic material, programming information and studies, technical information and engineering data, news and advertising studies and consultants' reports, ratings reports, marketing and demographic data, sales correspondence, lists of advertisers, promotional materials, credit and sales reports, budgets, financial reports and projections, sales, operating and business plans, filings with the FCC and original executed copies of all written Contracts to be assigned hereunder; and

               (h) all of Seller's rights under
         manufacturers' and vendors' warranties relating to items included in the Station Assets and all similar rights against third parties relating to items included in the Station Assets to the extent contractually assignable.

         The assets to be transferred to Buyer hereunder are hereinafter collectively referred to as the "Station
                                                      _______
         Assets."  The Station Assets shall be transferred to Buyer
         ______
         free and clear of all debts, liens, security interests, mortgages, trusts, claims, liabilities and encumbrances (except for lessors' rights under leases assumed by Buyer pursuant to Section 3.1).

         1.3. Excluded Assets. The Station Assets shall not include the following:

               (a) Seller's books and records as pertain to the corporate organization, existence or capitalization of Seller, and duplicate copies of

10930366












         such records as are necessary to enable Seller to file tax returns and reports;

               (b) all cash, cash equivalents or similar type investments of Seller, such as certificates of deposit, Treasury bills, and other marketable securities on hand and/or in banks;

               (c) all accounts receivable arising out of
         the operation of the Station for services performed or provided prior to the Effective Time (the "Accounts Receivable"), but specifically excluding
         _____________________
         any amounts owing in connection with advertisements or programs to be broadcast at and after the Effective Time;

               (d) the items identified on Schedule 1.3(d);

               (e) all Contracts of insurance, except for any rights that may be assigned pursuant to Article
         20 hereof; and

               (f) all pension, profit sharing or cash or
         deferred (Section 401(k)) plans and trusts and the assets thereof and any other employee benefit plan or arrangement listed in Schedule 1.3(f) hereto and
                                  _______________
         the assets thereof, if any.


                         ARTICLE 2
                       PURCHASE PRICE
                       ______________

         2.1.  Purchase Price.  The total consideration to
         be paid by Buyer for the Station Assets and the Non-
         Competition Agreement referenced in Section 9.10 below (the "Purchase Price") shall be the lesser of:
         ________________

               (a) Twenty-Two Million Seven Hundred Seventy
         Four Thousand Dollars ($22,774,000);

               (b) if Adjusted Broadcast Cash Flow is less
         than $2,735,000, the total of (i) nine (9) times
         the remainder of (A) Adjusted Broadcast Cash Flow
         less (B) Two Hundred Thirty-Five Thousand Dollars
         ____
         ($235,000), less (ii) Three Hundred Two Thousand
                     ____
         Dollars ($302,000); and

10930366










               (c) if Broadcast Cash Flow for the period of
         twelve (12) full Broadcast Months immediately preceding the Closing Date (the "Trailing Twelve
                                         ________________
         Months") is less than ninety-five percent (95%) of
         _______
         Adjusted Broadcast Cash Flow, the total of (i) nine
         (9) times the remainder of (A) Broadcast Cash Flow for the Trailing Twelve Months less (B) Two Hundred
                                        ____
         Thirty-Five Thousand Dollars ($235,000), less (ii)
                                                  ____
         Three Hundred Two Thousand Dollars ($302,000).


The Purchase Price shall be payable by Buyer at Closing by wire transfer of immediately available federal funds to an account at a domestic U.S. bank or other financial institution pursuant to wire instructions that Seller shall deliver to Buyer at least two (2) business days prior to Closing.

         2.2.  Procedure for Calculating Purchase Price.

         (a) At least three (3) business days prior to the Closing Date, Seller shall deliver to Buyer a certificate executed by an officer of Seller, dated the day of delivery, setting forth Adjusted Broadcast Cash Flow for broadcast year 1993, Broadcast Cash Flow for the Trailing Twelve Months and Seller's calculation of the Purchase Price (the "Calculation"). The certificate will state that (i) the
_____________
Calculation is based on Seller's financial statements for the year ended December 26, 1993 and for the Trailing Twelve Months provided to Buyer pursuant to Section 9.4 of this Agreement (or, to the extent such financial statements are not yet due, to be provided concurrently with delivery of such certificate) after taking into account normal year-end adjustments, and (ii) such financial statements have been prepared in accordance with GAAP and fairly reflect the results of operation of the Station as of the dates and for the periods indicated, and (iii) and the Calculation has been performed in accordance with the terms of this Agreement. If Buyer has designated a date for Closing pursuant to Section 1.1 that falls within ten (10) days after the end of a Broadcast Month, Seller may defer the date for Closing by no more than five (5) days for the purpose of giving Seller time to include the previous Broadcast Month in the determination of Broadcast Cash Flow for the Trailing Twelve Months. Seller shall notify Buyer of its election to defer the Closing Date at least ten (10) days prior to the date for Closing designated by Buyer.

10930366











         (b)  If Buyer disputes the accuracy of the
Calculation, Buyer shall promptly inform Seller of the disputed amount and the basis for Buyer's dispute in reasonable detail. If Seller does not agree to modify the Calculation in accordance with Buyer's position, Seller may elect either (i) to defer the Closing until the matter can be resolved pursuant to the arbitration procedures set forth below, or (ii) to proceed to Closing as scheduled, in which event Buyer shall pay to Seller at Closing the Purchase Price, calculated after giving effect to the adjustments proposed by Buyer (the "Buyer's Amount"). In any event,
                       ________________
whether Seller elects to proceed pursuant to clause (i) or
(ii), Buyer and Seller shall within ten days submit such dispute to the Detroit, Michigan, office of Price Waterhouse for arbitration. Buyer and Seller shall use all reasonable efforts to achieve a decision by such arbitrator as soon as practicable, which decision shall be final, conclusive and binding on the parties. If Seller has elected to proceed under clause (i), the Closing shall take place three (3) business days following the arbitrator's decision, and the Purchase Price shall be determined in accordance with the terms of such decision. If Seller has elected to proceed under clause (ii), and if pursuant to the arbitrator's decision the Purchase Price exceeds Buyer's Amount (the amount of such excess referred to as the "Excess Amount"),
                                         _______________
then within three (3) business days after the arbitrator's decision, Buyer shall pay the Excess Amount to Seller by wire transfer of immediately available funds. Each party shall be responsible for its own fees and expenses in connection with such arbitration. The fees and expenses of the arbitrator shall be borne equally by Buyer and Seller.

         2.3. Allocation. Buyer shall arrange for an appraisal of the value of the tangible assets included in the Station Assets. The appraisal shall be completed within one hundred eighty (180) days after the Closing, and, based upon such appraisal, Buyer shall prepare an initial draft of IRS Form 8594. Buyer shall forward such form to Seller for its approval, which shall not be unreasonably withheld, and Buyer and Seller shall each file the IRS Form 8594 finally agreed upon by the parties with their respective federal income tax return for the tax year in which the Closing occurs.


                         ARTICLE 3
                 ASSUMPTION OF OBLIGATION
                 ________________________

10930366












         3.1. Assumption of Obligations. Subject to the provisions of this Article 3 and Article 5 of this Agreement, Buyer shall assume and undertake to pay, satisfy or discharge: (a) the liabilities, obligations and commitments of Seller arising and accruing after the Closing Date under the Contracts listed in Schedule 1.2(d) and the
                                   _______________
Time Sales Agreements; (b) the liabilities, obligations and commitments of Seller arising and accruing after the Closing Date under other Contracts entered into between the date of this Agreement and the Closing Date which Buyer expressly agrees in writing to assume; and (c) the liabilities and obligations of Seller to the Transferred Employees as provided in Section 10.5.

         3.2.  Limitation.  Except as set forth in Section
3.1 hereof, Buyer expressly does not, and shall not, assume or be deemed to assume, under this Agreement or otherwise by reason of the transactions contemplated hereby, any liabilities, obligations or commitments of Seller of any nature whatsoever. Without limiting the generality of the foregoing, Buyer shall not assume or be liable for any liability or obligation of Seller (a) arising out of any litigation, proceeding or claim by any person or entity relating to the business or operation of the Station prior to the Closing Date, whether or not such litigation, proceeding or claim is pending, threatened or asserted before, on or after the Closing Date, or (b) under any employment contract, collective bargaining agreement, insurance, pension, retirement, deferred compensation, incentive bonus or profit sharing or employee benefit plan or trust, except to the extent such agreement is specifically included in the Contracts listed on Schedule
                                                 ________
1.2(d).
______


                         ARTICLE 4
                     REQUIRED CONSENTS
                     _________________

         4.1.  FCC Application.  The assignment of the
Station Licenses as contemplated by this Agreement is subject to the prior consent and approval of the FCC. No later than seven (7) business days after the date of this Agreement, Buyer and Seller shall file the FCC Application.
Seller and Buyer shall thereafter prosecute the FCC
Application with all reasonable diligence and otherwise use their best efforts to obtain the grant of the FCC
Application as expeditiously as practicable; provided, however, that neither Seller nor Buyer shall have any












obligation to satisfy any complainant or the FCC by taking any steps which would have a material adverse effect upon Seller or Buyer or upon any affiliated entity, but neither the expense nor inconvenience to a party of defending against a complainant or an inquiry by the FCC shall be considered a material adverse effect on such party. If the FCC Consent imposes any condition on any party hereto, such party shall use its best efforts to comply with such condition; provided, however, that no party shall be required to comply with any condition that would have a material adverse effect upon it or any affiliated entity.
If reconsideration or judicial review is sought with respect to the FCC Consent, the party affected shall vigorously oppose such efforts for reconsideration or judicial review; provided, however, that nothing herein shall be construed to limit either party's right to terminate this Agreement pursuant to Article 17 hereof.

         4.2. Compliance with HSRA. Each party shall make or cause to be made in a timely fashion, and in any event within thirty (30) days following the date of this Agreement, all filings which are required in connection with the transactions contemplated hereby under the HSRA, and shall furnish to the other party all information that the other reasonably requests in connection with such filings. The transfer of the Station Assets hereunder is conditioned upon the expiration of the applicable waiting period under the HSRA without the institution or threat of any action with respect to the consummation of the transactions contemplated hereunder.

         4.3.  Other Governmental Consents.  Promptly
following the execution of this Agreement, the parties shall prepare and file with the appropriate governmental authorities any other requests for approval or waiver that are required from such governmental authorities in connection with the transactions contemplated hereby and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such requests for approval or waiver and all proceedings necessary to secure such approvals and waivers.


                         ARTICLE 5
              PRORATIONS; ACCOUNTS RECEIVABLE
              _______________________________

         5.1. Proration of Income and Expenses. All income and expenses arising from the conduct of the business and












operation of the Station shall be prorated between Buyer and Seller as of the Effective Time in accordance with GAAP. Such prorations shall be based upon the principle that Seller shall be entitled to all income earned and shall be responsible for all liabilities and obligations incurred or accruing in connection with the operation of the Station until the Effective Time, and Buyer shall be entitled to all income earned and be responsible for such liabilities and obligations incurred by Buyer thereafter. Such prorations shall include, without limitation, all ad valorem, real estate and other property taxes (but excluding taxes arising by reason of the transfer of the Station Assets as contemplated hereby, which shall be paid as set forth in
Article 14 of this Agreement), business and license fees, music and other license fees (including any retroactive adjustments thereof), wages and salaries of employees (including accruals up to the Closing Date for bonuses, commissions, sick leave, vacation and severance pay and related payroll taxes), utility expenses, liabilities and obligations under all Contracts to be assumed by Buyer (other than Trade Agreements), rents and similar prepaid and deferred items and all other expenses attributable to the ownership and operation of the Station. Trade Agreements shall be prorated only to the extent provided in Section 5.2 of this Agreement. To the extent not known, real estate taxes shall be apportioned on the basis of taxes assessed for the preceding year, with a reapportionment as soon as the new tax rate and valuation can be ascertained.

         5.2.  Trade Agreements.  Liabilities and
obligations under Trade Agreements shall be prorated in favor of Buyer to the extent that the total liability of the Station for air time under such agreements as of the Effective Time exceeds by ten percent (10%) the total of the vendors' prices (as of the date of each Trade Agreement) for the property to be received by Buyer under such agreements after the Effective Time. The liability of the Station for unperformed time under a Trade Agreement as of the Effective Time shall be valued according to the Station's prevailing rate as of the date of such Trade Agreement. Buyer shall not be obligated to make any proration in favor of Seller with respect to Trade Agreements, notwithstanding that the fair market value of property to be received by Buyer exceeds the liability for unperformed time. Seller covenants that the total liability of the Station under Trade Agreements as of the Effective Time shall not exceed Thirty Thousand Dollars ($30,000).












         5.3.  Payment of Proration Items.  Within sixty
(60) days following the Closing Date, Seller shall deliver to Buyer a schedule of its proposed prorations (which shall set forth in reasonable detail the basis for those determinations) (the "Proration Schedule"). The Proration
                      __________________
Schedule shall be conclusive and binding upon Buyer unless Buyer provides Seller with written notice of objection (the "Notice of Disagreement") within thirty (30) days after
 ______________________
Buyer's receipt of the Proration Schedule, which notice shall state the prorations of expenses proposed by Buyer (the "Buyer's Proration Amount"). Seller shall have fifteen
      ________________________
(15) days from receipt of a Notice of Disagreement to accept or reject Buyer's Proration Amount. If Seller rejects Buyer's Proration Amount, and the amount in dispute exceeds five thousand dollars ($5,000), the dispute shall be submitted within ten (10) days to the Detroit, Michigan, office of Price Waterhouse (the "Referee") for resolution,
                                 _______
such resolution to be made within thirty (30) days after submission to the Referee and to be final, conclusive and binding on Seller and Buyer. Buyer and Seller agree to share equally the cost and expenses of the Referee, but each party shall bear its own legal and other expenses, if any. If the amount in dispute is equal to or less than five thousand dollars ($5,000), such amount shall be divided equally between Buyer and Seller. Payment by Buyer or Seller, as the case may be, of the proration amounts determined pursuant to this Section 5.3 shall be due fifteen
(15) days after the last to occur of (i) Buyer's acceptance of the Proration Schedule or failure to give Seller a timely Notice of Disagreement; (ii) Seller's acceptance of Buyer's Proration Amount or failure to reject Buyer's Proration Amount within fifteen (15) days of receipt of a Notice of Disagreement; (iii) Seller's rejection of Buyer's Proration Amount in the event the amount in dispute equals or is less than five thousand dollars ($5,000); and (iv) notice to Seller and Buyer of the resolution of the disputed amount by the Referee in the event that the amount in dispute exceeds five thousand dollars ($5,000). Any payment required by Seller to Buyer or by Buyer to Seller, as the case may be, under this Section 5.3 shall be paid by wire transfer of immediately available federal funds to the account of the payee with a financial institution in the United States as designated by Seller in the Proration Schedule or by Buyer in the Notice of Disagreement (or by separate notice in the event that Buyer does not send a Notice of Disagreement).
If either Buyer or Seller fails to pay when due any amount under this Section 5.3, interest on such amount will accrue from the date payment was due to the date such payment is












made at a per annum rate equal to the Prime Rate plus two
                                                 ____
percent (2%), and such interest shall be payable upon demand.

         5.4. Accounts Receivable. On the Closing Date, Seller will assign the Accounts Receivable to Buyer for purposes of collection only. Buyer will collect the Accounts Receivable as Seller's agent in the same manner and with the same diligence that Buyer uses to collect its own accounts receivable for a period of one hundred eighty (180) days following the Closing Date (the "Collection Period");
                                      _________________
provided, that Buyer shall not be obligated to institute
________
litigation, employ any collection agency, legal counsel or other third party, or take any other extraordinary means of collection; and provided further, that Buyer shall not
                ________ _______
compromise, settle or adjust any of the Amounts Receivable without receiving the written approval of Seller. Within ten (10) business days after the Closing Date, Seller shall deliver to Buyer a complete and detailed statement of each Account Receivable, including a statement showing all commissions owing with respect to such receivables, if any (the "Receivable Statement"). Neither Seller nor its agents
      ____________________
will make any solicitation of such Accounts Receivable for collection purposes nor will Seller or its agents institute litigation for the collection of any Accounts Receivable during the Collection Period, except with respect to Accounts Receivable returned to Seller for collection as set forth below. By the fifteenth (15th) day of each month during the Collection Period, Buyer shall pay to Seller all amounts collected by Buyer on the Accounts Receivable during the previous calendar month. Buyer may deduct from such collections (a) any commissions which may be due with respect to the Accounts Receivable (as indicated on the Receivable Statement) and, if so, shall promptly notify Seller of the deduction and remit such commissions to the appropriate person and (b) any amount due to Buyer under
Section 5 of this Agreement for which payment has not been made; except as provided in this Section 5, Buyer shall have no right of offset against the Accounts Receivable. All amounts received by Buyer from account debtors included among the Accounts Receivable shall be applied first to the Accounts Receivable, unless the account debtor specifically disputes a receivable or instructs that the payment be otherwise applied. If during the Collection Period an account debtor disputes an account included among the Accounts Receivable, Buyer may return that account to Seller for collection. At the conclusion of the Collection Period, any remaining Accounts Receivable shall be reassigned to









Seller and thereafter Buyer shall have no further obligation with respect to the Accounts Receivable.


                         ARTICLE 6
          REPRESENTATIONS AND WARRANTIES OF BUYER
          _______________________________________

         Buyer represents and warrants to Seller as follows:

         6.1.  Organization and Standing.  Buyer is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and, as of the Closing Date, will be qualified to do business in the State of Michigan.

         6.2. Authorization and Binding Obligation. Buyer has all necessary power and authority to enter into and perform under this Agreement and the transactions contemplated hereby, and Buyer's execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by Buyer and constitutes its valid and binding obligation, enforceable in accordance with its terms, except as limited by laws affecting creditors' rights or equitable principles generally.

         6.3.  FCC Qualifications.  To Buyer's knowledge,
there are no facts which, under the Communications Act of
1934, as amended, or the existing rules and regulations of
the FCC, would disqualify Buyer as assignee of the Station
Licenses except as disclosed on Schedule 6.3.
                                ____________

         6.4. Absence of Conflicting Agreements or Required Consents. Except as set forth in Article 4 with respect to FCC and other governmental consents or as disclosed on
Schedule 6.4, the execution, delivery and performance of
____________
this Agreement and the consummation of the transactions contemplated hereby by Buyer: (a) do and will not require the consent of any third party; (b) do and will not violate any provisions of Buyer's articles of incorporation or bylaws; (c) do and will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which any Buyer is a party; and (d) do and will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or









constitute a default under any agreement, instrument, license or permit to which any Buyer is now subject.

         6.5. Absence of Litigation. Except as set forth in Schedule 6.5, there is no claim, litigation, proceeding
   ____________
or investigation pending or, to the best of Buyer's knowledge, threatened against Buyer which seeks to enjoin or prohibit, or which otherwise questions the validity of, any action taken or to be taken in connection with this Agreement.


                         ARTICLE 7
          REPRESENTATIONS AND WARRANTIES OF SELLER
          ________________________________________

         Seller represents and warrants to Buyer as follows:

         7.1.  Organization and Standing.  Seller is a
corporation duly formed, validly existing and in good standing under the laws of the State of Michigan, and has all necessary corporate power and authority to own, lease and operate the Station Assets and to carry on the business of the Station as now being conducted and as proposed to be conducted by Seller between the date hereof and the Closing
Date.

         7.2. Authorization and Binding Obligation. Seller has all necessary power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and Seller's execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by Seller and constitutes its valid and binding obligation, enforceable in accordance with its terms, except as limited by laws affecting the enforcement of creditors' rights or equitable principles generally.

         7.3. Absence of Conflicting Agreements or Required Consents. Except as set forth in Article 4 with respect to FCC and other governmental consents and except as set forth on Schedule 7.3, the execution, delivery and performance of
   ____________
this Agreement and the consummation of the transactions contemplated hereby by Seller (a) do and will not require the consent of any third party (except with respect to Contracts as disclosed in Schedule 1.2(d)); (b) do and will
                          _______________
not violate any provisions of Seller's articles of incorporation or bylaws; (c) do and will not violate any applicable law, judgment, order, injunction, decree, rule,










regulation or ruling of any governmental authority to which Seller is a party or by which it or the Station Assets are bound; (d) do and will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under any Contract, agreement, instrument, license or permit to which either Seller or the Station Assets are now subject; and (e) do and will not result in the creation of any lien, charge or encumbrance on any of the Station
Assets.

         7.4.  FCC Authorizations.

         (a) Schedule 1.2(a) contains a true and complete
             _______________
list of the Station Licenses, including their expiration dates, and there are no other licenses, permits or other authorizations from governmental or regulatory authorities required for the lawful conduct of the business and operation of the Station in the manner and to the full extent it is now conducted. Seller has delivered to Buyer true and complete copies of the Station Licenses, including any and all amendments and other modifications thereto. The Station Licenses and other licenses, permits and authorizations listed in Schedule 1.2(a) were validly issued
                         _______________
and are validly held by Seller, are in full force and effect and are unimpaired by any act or omission of Seller, its shareholders, officers, directors, employees or agents, and except as disclosed in Schedule 1.2(a), none is subject to
                       _______________
any restriction or condition which would limit in any respect the full operation of the Station as now operated. Seller has no reason to believe that the FCC will not renew the Station Licenses in the ordinary course.

         (b) Except as disclosed in Schedule 1.2(a), there
                                    _______________
are no applications, complaints or proceedings pending or, to the best of Seller's knowledge, threatened before the FCC relating to the business or operation of the Station or that may result in the revocation, modification, non-renewal or suspension of any of the Station Licenses, the denial of any pending application or the imposition of any fines, forfeitures, or other administrative actions by the FCC with respect to the Station or its operation other than proceedings affecting the broadcasting industry generally. Except as disclosed in Schedule 1.2(a), Seller is not
                       _______________
subject to any outstanding judgment or order of the FCC relating to the Station. The Station is being operated in all material respects in accordance with the terms and









conditions of the Station Licenses, the underlying construction permits, the Communications Act of 1934, as amended, and all rules, regulations and policies of the FCC. All ownership reports, employment reports and other reports and documents required to be filed by Seller with the FCC have been timely filed; such items as are required to be placed in the Station's local public files have been placed in such files; all proofs of performance and measurements that are required to be made by Seller with respect to the Station's transmission facilities have been completed and filed at the Station; and all information contained in the foregoing documents is true, complete and correct in all material respects.

         (c) To the best knowledge of Seller, there are no facts which, under the Communications Act of 1934, as amended, or the existing rules and regulations of the FCC, would disqualify Seller as the assignor of the Station
Licenses.

         7.5.  Title to and Condition of Real Property.

         (a) Schedule 1.2(b) contains descriptions of all of
             _______________
Seller's real property interests, including leasehold interests and easements, and a description of all leasehold improvements, necessary to conduct or used in the business or operation of the Station (the "Real Property"). The Real
                                 _______________
Property listed in Schedule 1.2(b) includes all such
                   _______________
properties necessary to conduct the business and operation of the Station as now conducted.

         (b) Seller owns a valid and subsisting interest as lessee under the leased Real Property free and clear of all Liens except for the lessor's interest in such lease.

         (c) Any improvements to the Real Property used by Seller in the operation of the Station conform in all material respects to all lease restrictions, restrictive covenants, building codes, and federal, state and local laws, regulations and ordinances, and the Real Property is zoned for the various purposes for which it is currently being used. Such improvements are in good working condition and repair, are insurable at standard rates, and comply in all material respects with the rules and regulations of the FCC and all other applicable federal, state and local statutes, ordinances, rules and regulations. Seller has no knowledge of any pending, threatened or contemplated action to take by eminent domain or otherwise to condemn any part








of the Real Property. The transmitting towers, ground radials, guy anchors, transmitter buildings and related improvements used by Seller in the operation of the Station are located entirely on the Real Property.

         7.6.  Title to and Condition of Personal Property.
Schedule 1.2(c) contains a list of the principal items (and
_______________
a summary description of the other items) of tangible personal property owned, leased or held by Seller and used in the conduct of the business and operation of the Station ("Personal Property"). Except as described in Schedule
  _________________                            ________
1.2(c), Seller has good and marketable title to all Personal
______
Property (and to all other tangible personal property and assets to be transferred to Buyer hereunder) free and clear of all Liens (except for Liens for current taxes not yet due and payable). Except as described in Schedule 1.2(c), all
                                      _______________
of the items of tangible personal property and facilities included in the Station Assets are in good operating condition and repair (reasonable wear and tear excepted), are insurable at standard rates, have been properly maintained in accordance with industry standards, are performing satisfactorily and in accordance with standards of good engineering practice and are available for immediate use in the conduct of the business and operation of the Station. All such tangible personal property and facilities are in compliance in all material respects with the rules and regulations of the FCC and with all other applicable federal, state and local statutes, ordinances, rules and regulations. Except for Personal Property included on
Schedule 1.3(d), the Personal Property listed in Schedule
_______________                                  ________
1.2(c) includes all such properties necessary to conduct the
______
business and operation of the Station as now conducted.

         7.7.  Contracts.

               (a) Schedule 1.2(d) lists all Contracts as of
                   _______________
the date of this Agreement, including Trade Agreements and leases for Real Property, other than (i) Time Sales Agreements (unless such Time Sales Agreement has a stated value in excess of Eleven Thousand Dollars ($11,000), prepayment has been received, or the term exceeds three (3) months in which case such Time Sales Agreement is included on Schedule 1.2(d)) and (ii) the employment arrangements
   _______________
with the Station's employees described in Schedule 1.3(f).
                                          _______________

               (b) Except for Time Sales Agreements (other
than Time Sales Agreements required to be listed on Schedule
                                                    ________
1.2(d)), Seller has delivered to Buyer true and complete
______








copies of all written Contracts, or true and complete memoranda describing all oral Contracts, including all amendments and other modifications thereto, and all liabilities and obligations under such Contracts can be ascertained from such copies or memoranda. Except as disclosed in Schedule 7.7(b), all Contracts are in full
             _______________
force and effect and are valid, binding and enforceable by Seller in accordance with their respective terms, except as limited by laws affecting creditors' rights or equitable principles generally. Seller has complied in all material respects with all Contracts and is not in default under any of the Contracts. Seller has not granted or been granted any waiver or forbearance with respect to any of the Contracts. To the best of Seller's knowledge, no other contracting party is in default under any of the Contracts. Except as set forth in Schedule 1.2(d), Seller has full
                       _______________
legal power and authority to assign its rights under the Contracts to Buyer in accordance with this Agreement on terms and conditions no less favorable than those in effect on the date hereof, and such assignment will not require the consent of any third party or affect the validity, enforceability or continuity of any of the Contracts. The Contracts listed on Schedule 1.2(d) include all those
                    _______________
necessary to conduct the business and operation of the Station as now conducted.

         7.8.  Personnel Information.

         (a) Schedule 7.8 contains a true and complete list
             ____________
of all persons employed at the Station, each such person's job title or the capacity in which employed, an indication whether such person works exclusively for the Station or also works for Station WMXD(FM) (and if so, whether more than one half or less than one half of such person's time at work per week is devoted to the Station) and a description of all compensation including bonus arrangements and employee benefit plans or arrangements applicable to each such employee. Seller is not a party to any agreement, written or oral, with salaried or non-salaried employees except as described on Schedules 1.2(d) and 1.3(f). Except
                       ___________________________
as described on Schedule 7.8, Seller has no knowledge that
                ____________
any employee identified on Schedule 7.8 currently plans to
                           ____________
terminate employment, whether by reason of the transactions contemplated by this Agreement or otherwise.

         (b) Seller is not a party to any collective bargaining agreement covering any of its employees at the Station. Seller is not a party to any Contract with any








labor organization, nor has Seller agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of Seller's employees at the Station. Seller has no knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to the employees of Seller at the Station. There are no unfair labor practice charges pending against Seller; there are no pending or, to the best of Seller's knowledge, threatened strikes or arbitration proceedings involving labor matters affecting Seller; and, except as disclosed on Schedule 7.8, Seller has not
                       ____________
experienced any strikes, work stoppage or other significant labor difficulties of any nature at the Station.

         (c) Except as set forth in Schedule 1.3(f), Seller
                                    _______________
is not a party to or bound by any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not such plan is otherwise exempt from
 _______
the provisions of ERISA, and no employee or spouse of an employee is entitled to any benefits that would be payable pursuant to any such plan. Except pursuant to a plan or agreement listed on Schedule 1.3(f), Seller has no fixed or
                    _______________
contingent liability or obligation to any person now or formerly employed at the Station, including, without limitation, pension or thrift plans, individual or supplemental pension or accrued compensation arrangements, contributions to hospitalization or other health or life insurance programs, incentive plans, bonus arrangements and vacation, sick leave, disability and termination arrangements or policies, including workers' compensation policies. Seller has administered any plan listed on
Schedule 1.3(f) in accordance with the provisions of ERISA.
_______________
Buyer shall not assume or hereby become obligated to pay any debt, obligation or liability arising from Seller's employee benefit plans, or any other employment arrangement, except as specifically provided in Section 3.1, and coverage under such plans and arrangements shall remain the responsibility of Seller.

         (d) Seller has complied with all laws relating to employment, including, without limitation, laws relating to safety, health, equal employment opportunity, wages, hours, collective bargaining, unemployment insurance, workers' compensation, pension, welfare and benefit plans (including
ERISA) and the payment and withholding of income, social security, unemployment, disability and similar taxes. To








Seller's knowledge, there is no dispute between Seller and
any of its past or present employees (nor any job applicant)
related to discrimination, compensation, severance pay,
vacation or pension benefits, except as disclosed in
Schedule 7.10.
_____________

         7.9. Intellectual Property. Schedule 1.2(f) lists all copyrights, trademarks, trade names, service marks, licenses, patents, permits, jingles, privileges, and other similar intangible property rights and interests (exclusive of those required to be listed in other Schedules hereto) applied for, issued to or owned by Seller, or under which Seller is licensed or franchised, and used or useful in the conduct of the business and operation of the Station ("Intellectual Property"), all of which rights and interests
 _______________________
are issued to or owned by Seller, or if licensed or franchised to Seller, are valid and uncontested. Seller has delivered to Buyer copies of all documents, if any, establishing such rights, licenses or other authority.
There is no pending or, to the best of Seller's knowledge, threatened proceeding or litigation affecting or with respect to the Intellectual Property. Seller has received no notice and has no knowledge of any infringement or unlawful use of such property. The properties listed in
Schedule 1.2(f) include all such properties necessary to
_______________
conduct the business and operation of the Station as now conducted.

         7.10. Litigation. Seller is not subject to any judgment, award, order, writ, injunction, arbitration decision or decree. Except as disclosed on Schedule 7.10,
                                            _____________
there is no claim, litigation, proceeding or investigation pending or, to the best of Seller's knowledge, threatened against the Station in any federal, state or local court, or before any administrative agency, arbitrator or other tribunal authorized to resolve disputes. Except as disclosed on Schedule 7.10, there is no claim, litigation,
             _____________
proceeding or investigation pending or, to the best of Seller's knowledge, threatened against Seller, which might have a material adverse effect upon the business, assets or condition (financial or otherwise) of the Station or which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken in connection with this Agreement.

         7.11. Compliance With Laws. Seller has operated and is operating in material compliance with all laws, regulations and governmental orders applicable to the








conduct of the business and operation of the Station, and its present use of the Station Assets does not violate any such laws, regulations or orders in any material respect.
Seller has not received any notice asserting any noncompliance with any applicable statute, rule or regulation, in connection with the business or operation of the Station.

         7.12. Interests in Clients, Suppliers, Etc. Except as disclosed in Schedule 7.12, neither Seller nor any of its
                _____________
shareholders, officers, directors, or Affiliates possesses, directly or indirectly, any financial interest in, or is a partner, director, officer or employee of, any partnership, corporation, firm, association or business organization which is a client, supplier, customer, lessor, lessee or competitor of the Station or has a banking relationship involving the Station. Ownership of securities of a company whose securities are registered under the Securities Exchange Act of 1934 not in excess of five percent (5%) of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 7.12. All Real Property, Personal Property, Contracts and Intellectual Property used or necessary in the business or operation of the Station are owned, leased or held by Seller, and no Affiliate of Seller owns or leases property or is a party to any lease or agreement affecting or relating to the operation of the Station other than the lease agreement between Charles D. Fritz and Jack W. Fritz, on the one hand, and Seller, on the other, for the Station's Studio Site, which agreement Seller shall cause to be terminated as of the Effective Time.

         7.13. Financial Statements; Budget.

         (a) Schedule 7.13(a) contains true and complete
             ________________
copies of the Financial Statements.  The Financial
Statements have been prepared in accordance with GAAP.  The
Financial Statements accurately reflect and present fairly the financial position and the results of the operations of the Station as of the dates and for the periods indicated.
Since December 26, 1993, there has been no material adverse change in the business, property, assets, liabilities, condition (financial or otherwise) or prospects of the Station, and to Seller's knowledge no such change is imminent. Except for the transactions contemplated herein, Seller has operated the Station in the ordinary and normal course of business since December 26, 1993. Except for (a) liabilities as and to the extent reflected or reserved








against in the Financial Statements, and (b) liabilities incurred since December 26, 1993 in the ordinary and normal course of business, Seller has no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, relating to the Station.

         (b) Seller's allocations of expense and revenues between the Station and Seller's other broadcast station, WMXD(FM), as set forth on Schedule 7.13(b), are consistent
                          ________________
with past practices in all material respects, are reasonable under the circumstances, and have not been made with a view to increase the Broadcast Cash Flow of the Station.

         (c)  Schedule 7.13(c) contains Seller's month-by-
              ________________
month budget for the Station for fiscal year 1994 (the "1994
                                                       _____
Budget").

_______

         (d)  Seller does not reasonably anticipate
incurring capital expenditures in fiscal year 1994 in excess of $10,000.

         7.14. Insurance. Schedule 7.14 lists all insurance policies held by Seller relating to its business, properties and employees, together with the policy limit, the type of coverage, the location of the property covered, annual premium, premium payment dates and expiration date of each of the policies. Copies of all such insurance policies have been furnished to Buyer. All such insurance policies are in full force and effect.

         7.15. Taxes. Seller has duly, timely and in the required manner filed all federal, state, local and foreign income, franchise, sales, use, property, excise, payroll and other tax returns and forms required to be filed, and has paid in full or discharged all taxes, assessments, excises, interest, penalties, deficiencies and losses required to be paid. No event has occurred which could impose on Buyer any liability for any taxes, penalties or interest due or to become due from Seller from any taxing authority.

         7.16. Bankruptcy. No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Seller or any of the Station Assets, are pending or threatened, and Seller has not made any assignment for the benefit of creditors or taken any action in contemplation of or which







would constitute the basis for the institution of such insolvency proceedings.

         7.17. Environmental Matters.  To the best of
Seller's knowledge, (a) no Hazardous Substance (i) is or has been used, treated, stored, disposed of, released, spilled, generated, manufactured, transported or otherwise handled on the Real Property, (ii) has been spilled, released or disposed of on property adjacent to the Real Property, or
(iii) has otherwise come to be located on or under the Real Property, (b) the Real Property and all operations on the Real Property are in compliance with all Environmental Laws, and (c) Seller has obtained all environmental, health and safety permits necessary for the operation of the Station, and all such permits are in full force and effect, and Seller is in compliance with the terms and conditions of all such permits. No outstanding liens have been placed on the Real Property under any Environmental Laws. Seller has not received any notice, and is not aware, of any administrative or judicial investigations, proceedings or actions with respect to violations, alleged or proven, of Environmental Laws by Seller or any tenants of Seller, or otherwise involving the Real Property or the operations conducted on the Real Property. The Real Property and all operations conducted on the Real Property are in compliance with all federal and state statutes and regulations relating to Asbestos, and to the best of Seller's knowledge, no Asbestos-Containing Material is present in any of the improvements on the Real Property or is otherwise located on the Real Property. To the best of Seller's knowledge, there are no underground storage tanks, whether in use or closed, on or under the Real Property, and no PCB is present on the Real Property. No PCB is used in the Personal Property.

         7.18. UCC Financing Statements. All of the Station Assets are and have been located in the State of Michigan since the Station Assets were acquired by Seller. All financing statements filed by any party with respect to the Station Assets are listed in Schedule 7.18.
                             _____________

         7.19. Disclosure. None of this Agreement or any certificate or other document delivered in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits any statement of material fact necessary to make any statement contained herein or therein, in light of the circumstances in which it was made, not misleading.






                         ARTICLE 8
                     COVENANTS OF BUYER
                     __________________

         8.1. Notification. Buyer shall notify Seller of any material litigation, arbitration or administrative proceeding pending or, to its knowledge, threatened against Buyer which challenges the transactions contemplated hereby, including any challenges to the FCC Application, and shall use reasonable efforts to remove any such impediment to the transactions contemplated by this Agreement.

         8.2. No Inconsistent Action. Buyer shall not take any action materially inconsistent with its obligations under this Agreement or that would hinder or delay the consummation of the transactions contemplated by this Agreement.


                         ARTICLE 9
                    COVENANTS OF SELLER
                    ___________________

         9.1. Interim Operation. Between the date of this Agreement and the Closing Date, except as expressly permitted by this Agreement or with the prior written consent of Buyer:

               (a) Seller shall conduct the business and operation of the Station solely in the ordinary and normal course of business consistent with past practice, with the intent of preserving the ongoing operations and assets of the Station;

               (b) Seller shall not sell, assign, lease or otherwise transfer or dispose of any of the Station Assets, except for assets consumed or disposed of in the ordinary course of business, where no longer used or useful in the business or operation of the Station, in which event the same shall be replaced with assets of equal or greater value and utility (except that, with Buyer's consent, which shall not be unreasonably withheld, Seller shall have no obligation to replace obsolete assets where a replacement is no longer necessary or useful for the continued operation of the Station consistent with past practice), and the Station's inventories of spare parts and expendable supplies shall be maintained at levels consistent with past practices;








               (c) Seller shall not create, assume or permit to exist any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Station Assets, except for those in existence on the date of this Agreement, all of which will be removed on or prior to the Closing Date unless they are to be assumed by Buyer in accordance with Section 3.1 of this Agreement;

               (d) Seller shall operate the Station in
         accordance with the FCC's rules and regulations and the Station Licenses and with all other applicable laws, regulations, rules and orders, and shall not cause or permit by any act, or failure to act, any of the Station Licenses to expire, be surrendered, adversely modified, or otherwise terminated, or fail to prosecute with due diligence any pending application to the FCC;

               (e) Seller shall not waive any material right under any Contract or relating to the Station or the Station Assets;

               (f) Seller shall not, without Buyer's
         consent, which shall not be unreasonably withheld
         (and which may be requested and given by facsimile notwithstanding the notice requirements of Section
         21.7), enter into or renew (i) any Contract that involves payment by or to Seller of Ten Thousand
         Dollars ($10,000) or more, other than a Time Sales
         Agreement, (ii) any Contract for a term extending beyond the Closing Date and having a duration of three (3) months or more, other than a Time Sales
         Agreement, or (iii) any Time Sales Agreement for advertising time to be aired on the Station after the Closing Date which specifies volume discounts or special rates inconsistent with past practices;

               (g) Seller shall timely make all payments required to be paid under any Contract to be assumed by Buyer when due and otherwise pay all liabilities and satisfy all obligations when such liabilities and obligations become due;

               (h) Seller shall not increase or agree to increase the compensation, bonuses or other benefits for employees of the Station, except as







         may be required under Contracts disclosed in
         Schedules 1.2(d) and 1.3(f) or consistent with past
         ___________________________
         employee compensation and promotion practices, and shall pay all commissions due with respect to accounts receivable in accordance with past practices;

               (i) Seller shall, in accordance with its
         personnel practices and policies, use its best
         efforts to maintain the employment at the Station
         and to renew the existing employment contracts of
         the employees listed on Schedule 7.8, and neither
                                 ____________
         Seller nor any Affiliate of Seller shall solicit,
         directly or indirectly, through any agent or
         otherwise, the employment of, or hire, any of the
         employees listed on Schedule 7.8;
                             ____________

               (j) Seller shall use its best efforts to preserve the operations, organization and reputation of the Station intact, to preserve the goodwill and business of the Station's advertisers, suppliers, and others having business relations with the Station, and to continue to conduct financial operations of the Station, including their credit and collection policies, with no less effort, as in the prior conduct of the business of the Station;

               (k) Seller shall remove, cure, correct and repair prior to the Closing any material deficiencies in the assets being sold under this Agreement and any violations under applicable statutes, rules, regulations, engineering standards or building, fire or zoning laws or regulations, which are inconsistent with Seller's representations, warranties and covenants contained in this Agreement;

               (l) Seller shall maintain monthly cash
         advertising and promotional expenditures for the Station at levels that are consistent with past practices and at least equal to the budgeted monthly expenditures set forth in the 1994 Budget;

               (m) Seller shall make capital improvements reasonably required to continue the operations of the Station consistent with past practices;







               (n) Seller shall maintain insurance policies
         on the Station and the Station Assets comparable to
         those policies listed on Schedule 7.14; and
                                  _____________

               (o) Seller shall maintain its books and
         records in accordance with GAAP.

         9.2. Access to Station. Between the date of this Agreement and the Closing Date, Seller shall give Buyer and Buyer's counsel, accountants, engineers and other representatives, reasonable access during normal business hours to all of Seller's properties, records and employees relating to the Station, including the data underlying the Financial Statements necessary for Buyer's accountants to prepare audited statements for the Station, and shall furnish Buyer with all information related to the Station that Buyer reasonably requests. The rights of Buyer under this Section shall not be exercised in such a manner as to interfere unreasonably with the business of the Station.

         9.3. No Solicitation. Between the date of this Agreement and the Closing, neither Seller nor any Affiliate of Seller shall directly or indirectly (a) solicit, initiate or encourage submission of any proposal or offer from any person relating to any acquisition or purchase of all or any substantial amount of the Station Assets, or any equity interest in the Station or Seller, or (b) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way, or assist or participate in, facilitate or encourage, any effort or attempt by any person to do or seek any of the foregoing. Seller shall promptly notify Buyer in writing if any such offer or proposal is made to it after the date of this Agreement and shall advise Buyer of the identity of the person making such offer or proposal and of the content of such offer or proposal. Notwithstanding the foregoing, Seller may negotiate with and purchase its own shares from its shareholders; provided, however, that any such purchase shall not reduce the number of shares held by the Approving Shareholders to less than a majority of the outstanding voting shares of Seller.

         9.4.  Financial Statements.

         (a) Within fifteen (15) days of the end of each Broadcast Month until the Closing Date, Seller shall deliver to Buyer Seller's unaudited statements of revenue and expenses for the Station for the Broadcast Month then ended,







along with a balance sheet as at the end of such Broadcast
Month.

         (b) Within sixty (60) days after the date of this Agreement, Seller shall deliver to Buyer Seller's audited statements of income and cash flow for the broadcast year ended December 26, 1993 and a related balance sheet as at the end of such year certified by Plante and Moran, independent certified public accountants of Seller (the "1993 Audit"). The 1993 Audit shall contain a separate
____________
statement of such accountants pointing out any adjustments to revenues or expenses contained in the 1993 Audit that affect the Station. Should the 1993 Audit of Seller result in Plante & Moran proposing adjustments to net income or cash flow, then, upon reasonable request, Seller shall cause Plante & Moran to make their work papers associated with any such adjustment available to Buyer. All financial statements furnished pursuant to this Section shall be prepared in accordance with GAAP, subject to normal year-end adjustments, shall be true and complete to the best of Seller's knowledge and shall fairly represent the results of operation of the Station for the period covered by such statements.

         (c) Seller shall furnish to Buyer any and all other information customarily prepared by Seller concerning the financial condition of the Station that Buyer may request.

         9.5. Notification. (a) Seller shall notify Buyer of any litigation, arbitration or administrative proceeding pending or, to its knowledge, threatened against Seller which challenges the transactions contemplated hereby, including any challenges to the FCC Application, and shall use its best efforts to take such steps as may be necessary to remove any such impediment to the transactions contemplated by this Agreement.

         (b) Between the date of this Agreement and the Closing Date, Seller shall notify Buyer if the regular broadcast transmission of the Station from its main broadcasting antenna at full authorized effective radiated power is interrupted or impaired for a period of more than three (3) consecutive hours or for an aggregate of six (6)
hours in any continuous two (2) day period or twelve (12) hours in any single thirty (30) day period.





         (c) Between the date of this Agreement and the Closing, Seller shall keep Buyer reasonably informed of all material operational matters and business developments with respect to the Station.

         9.6.  Third-Party Consents.  Seller shall use
commercially reasonable efforts to obtain at its own expense the consent of any third parties necessary for the assignment to Buyer of any Contract to be assigned hereunder.

         9.7. Estoppel Certificates; Consent and Waiver. Seller shall use commercially reasonably efforts to obtain estoppel certificates and consent and waivers from any landlord with respect to the Real Property or other lessor of any Station Asset that Buyer requests at least twenty
(20) days before the Closing Date. Each estoppel certificate shall identify with specificity the lease, and any amendments or modifications thereto, and the amount of the monthly payments due thereunder, and shall contain the landlord's or lessor's certification for the benefit of Buyer that the lease is in full force and effect, that there are no uncured defaults with respect to such lease and that Seller has been and is in full compliance with all of Seller's obligations thereunder. Each consent and waiver shall be in form and substance satisfactory to Buyer's lenders.

         9.8.  Closing Covenant.  On the Closing Date,
Seller shall transfer, convey, assign and deliver to Buyer the Station Assets as provided in Article 1 of this Agreement.

         9.9.  Agreement to Purchase Real Estate.  Seller
shall cause Charles D. Fritz, Barbara J. Fritz, Jack W.
Fritz and Marilyn Fritz to sell the Studio Site to Buyer
pursuant to a sales agreement  in the form of Exhibit A
                                              _________
hereto (the "Agreement to Purchase Real Estate").
            ___________________________________

         9.10. Non-Competition Agreement.  At the Closing,
Seller shall execute and deliver, and shall cause Jock T.
Fritz to execute and deliver, the Non-Competition Agreement.

         9.11. Reversal Agreement. In the event that the Closing occurs prior to the FCC Consent becoming a Final
Order, at the Closing, Seller shall execute and deliver, and shall cause the Approving Shareholders to execute and deliver, the Reversal Agreement.





         9.12. Payment of Indebtedness; Financing
Statements. Seller shall secure the release of all liens or encumbrances on the Station Assets that secure the payment of any indebtedness and shall deliver to Buyer at the Closing releases or terminations under the Uniform Commercial Code and any other applicable federal, state or local statutes or regulations of any financing or similar statements filed against any Station Assets in (a) the jurisdictions in which the Station Assets are and have been located since such Station Assets were acquired by Seller, and (b) any other location specified or required by applicable federal, state or local statutes or regulations.

         9.13. No Inconsistent Action. Seller shall not take any action which is materially inconsistent with its obligations under this Agreement or that would hinder or delay the consummation of the transactions contemplated by this Agreement.


                         ARTICLE 10
                      JOINT COVENANTS
                      _______________

         10.1. Conditions. If any event should occur between the date hereof and the Closing, either within or without the control of any party hereto, which would prevent fulfillment of the conditions upon the obligations of any party to consummate the transactions contemplated by this Agreement, the parties shall use their reasonable efforts to cure the event as expeditiously as possible.

         10.2. Best Efforts. Between the date of this Agreement and the Closing, each party shall use its best efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the obligations of the other party to consummate the sale and purchase under this Agreement.

         10.3. Control of Station. Between the date of this Agreement and the Closing, Buyer shall not, directly or indirectly, control, supervise or direct the operations of the Station. Such operations shall be the sole responsibility of Seller and, subject to the provisions of
Article 9, shall be in its complete discretion.

         10.4. Confidentiality. Buyer and Seller shall each keep confidential all information obtained by it with respect to the other in connection with this Agreement, and





if the transactions contemplated hereby are not consummated for any reason, each shall return to the other, without retaining a copy thereof, any schedules, documents or other written information, including all financial information, obtained from the other in connection with this Agreement and the transactions contemplated hereby, except where such information is known or available through other lawful sources or where such party is advised by counsel that its disclosure is required in accordance with applicable law.

         10.5. Continued Employment of Station Employees.
(a) On the Closing Date, all active employees of Seller identified on Schedule 7.8, other than the employees
              ____________
identified on Schedule 10.5 (the "Excluded Employees"),
              _____________      ____________________
shall become employees of the Buyer ("Transferred
                                     ____________
Employees").  The terms and conditions of Buyer's employment
__________
of the Transferred Employees shall be at-will employment in at least the same positions, for at least the same direct cash compensation, with medical insurance coverage effective immediately as of the Closing and such other benefits as Buyer deems appropriate; provided, however, that Buyer shall
                         ________  _______
have no obligation (except as required by law) to provide immediate medical insurance coverage for pre-existing conditions and shall be entitled to terminate any Transferred Employee after the Closing; and provided,
                                            ________
further, that Buyer shall comply with the terms of any
_______
Contract relating to any Transferred Employee listed on
Schedule 1.2(d) and assumed by Buyer pursuant to Section
_______________
3.1.

         (b) Except to the extent required by law, Buyer shall not be required to employ any employee who, on the Closing Date, shall be suffering from any temporary or permanent disability of a nature which prevents such employee even with reasonable accommodation from fully performing the essential functions of his or her employment duties, and such employee shall not be deemed to be a Transferred Employee hereunder. On the Closing Date, Seller shall provide Buyer with a list of any employees identified on Schedule 7.8 known by Seller to be so disabled at such
   ____________
time.

         (c) Except as otherwise expressly set forth herein, Seller shall be solely responsible for all salaries and other compensation which will or may become payable to any Transferred Employee in respect of any period of employment by Seller prior to the Closing Date, and Buyer shall be solely responsible for any salaries and other compensation







which will or may become payable to any Transferred Employee in respect of any period on and after the Closing Date.

         (d) Buyer and Seller agree that, pursuant to the "Alternative Procedure" provided in Section 5 of the Revenue Procedure 87-77, 1984-2 C.B. 753, (i) Seller and Buyer shall report on a predecessor/successor basis as set forth therein, (ii) Seller shall be relieved from filing a Form W-2 with respect to any employee of Seller who becomes employed by Buyer, and (iii) Buyer shall undertake to file a W-2 for each such employee for the year that includes the Closing Date (including the portion of such year that such employee was employed by the Seller). Seller agrees to provide Buyer with all payroll and employment related information with respect to each employee of Seller who becomes employed by Buyer pursuant to this Agreement.

         (e) Buyer agrees to prepare for Seller and, where permitted, to file on Seller's behalf, any federal, state or local employment-related tax reports or information reports (including Internal Revenue Service Form W-2, W-3, 940, 941, 1042, 1042S, 1096 and 1099) that Seller may be required to file following the Closing Date (but that were not due to be filed on or prior to the Closing Date) for each employee of Seller who becomes employed by Buyer pursuant to this Agreement with respect to any employment period on or before the Closing Date.

         (f) For purposes of determining the amount of any entitlement of any Transferred Employee under Buyer's vacation policy, Buyer will take into account and credit such Transferred Employee's length of service with Seller as well as with Buyer, and Buyer will also assume responsibility for the accrued but unused vacation of all Transferred Employees. As part of the proration process described in Section 5.1, Seller shall make a payment to Buyer equal to the value of the accrued, but unused vacation entitlements of all Transferred Employees. Buyer shall not assume any obligations under Seller's existing sick leave or severance policies, except for such obligations set forth in written Contracts being assumed by Buyer.

         (g) No provisions of this Agreement shall create any third party beneficiary rights of any employee or former employee (including any beneficiary or dependent thereof) of Seller in respect of continued employment (or resumed employment) with Seller or with Buyer.





         (h) Seller shall cooperate with Buyer in all reasonable respects in connection with Buyer's employment of the Transferred Employees. Without limiting the generality of the foregoing, for a period commencing on the date of this Agreement and ending two (2) years following the Closing Date, neither Seller nor any of its Affiliates shall take any action to induce any Transferred Employee to enter into or to continue in the employment of Seller or its affiliates in a position other than as an employee of the Station.


                         ARTICLE 11
    CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE
    ___________________________________________________

         The obligations of Buyer hereunder are, at its option, subject to satisfaction, at or prior to the Closing
Date, of each of the following conditions:
         11.1. Representations, Warranties and Covenants.

         (a) All representations and warranties of Seller made in this Agreement shall be true and complete in all material respects on and as of the Closing Date as if made on and as of that date.

         (b) All of the terms, covenants and conditions to be complied with and performed by Seller on or prior to Closing Date shall have been complied with or performed.

         11.2. Governmental Consents.  The conditions
specified in Article 4 of this Agreement shall have been satisfied, and the FCC Consent shall have become a Final Order; provided, that the requirement that the FCC Consent
       ________
shall have become a Final Order shall not apply if no issues have been raised before or by the FCC, by petition to deny, informal objection, or otherwise, about the qualifications of Seller to be an FCC licensee.

         11.3. Governmental Authorizations. Seller shall be the lawful holder of the Station Licenses and all other material licenses, permits and other authorizations listed in Schedule 1.2(a), and there shall not have been any
   _______________
modification of any of such licenses, permits and other authorizations which might have an adverse effect on the Station or the conduct of its business and operation. No proceeding shall be pending which seeks or the effect of which reasonably could be to revoke, cancel, fail to renew, suspend or modify adversely any of the Station Licenses or






any other licenses, permits or other authorizations relating to the Station.

         11.4. Third-Party Consents. Seller shall have obtained and shall have delivered to Buyer all third-party consents that may be required for assignment of the Contracts, without any condition adverse to Buyer.

         11.5. Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered against, any party hereto that Buyer in good faith, based upon a written opinion of counsel, believes would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

         11.6. No Material Adverse Change. There shall have been no material adverse change in the property, assets, condition (financial or otherwise), business or prospects of the Station.

         11.7. Deliveries. Seller shall have made or stand willing to make all the deliveries required under Section
13.1.


                         ARTICLE 12
    CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE
    ____________________________________________________

         The obligations of Seller hereunder are, at its option, subject to satisfaction, at or prior to the Closing
Date, of each of the following conditions:
         12.1. Representations, Warranties and Covenants.

         (a) All representations and warranties made by Buyer in this Agreement shall be true and complete in all material respects on and as of the Closing Date as if made on and as of that date.

         (b) All the terms, covenants and conditions to be complied with and performed by Buyer under this Agreement on or prior to the Closing Date shall have been complied with or performed in all material respects.

         12.2. Governmental Consents. The conditions specified in Article 4 of this Agreement shall have been satisfied.





         12.3. Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered against any party hereto that Seller in good faith, based upon a written opinion of counsel, believes would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

         12.4. Deliveries. Buyer shall have made or stand willing to make all the deliveries required under Section
13.2.


                         ARTICLE 13
          DOCUMENTS TO BE DELIVERED AT THE CLOSING
          ________________________________________

         13.1. Documents to be Delivered by Seller.  At the
Closing, Seller shall deliver to Buyer the following:

               (a)  a certificate of an officer of Seller,
         dated the Closing Date, in form and substance reasonably satisfactory to Buyer, certifying to the fulfillment of the conditions set forth in Sections
         11.1 through 11.6 hereof;

               (b) opinions of Seller's counsel, dated the
         Closing Date, substantially in the form of Exhibit
                                                    _______
         C;
         _

               (c) instruments of conveyance and transfer, in form and substance reasonably satisfactory to counsel to Buyer, effecting the sale, transfer, assignment and conveyance of the Station Assets to Buyer, including, but not limited to, the following:

               (i)       assignments of the Station
         Licenses;

               (ii)      bills of sale for all Personal
         Property;

               (iii)     assignments of the Contracts; and

               (iv)      assignments of all intangible
                         personal property including all






                         books, records, logs and similar
                         assets;

               (d)  the Non-Competition Agreement duly
         executed by Seller and Jock T. Fritz;

               (e)  instruments of conveyance and transfer,
         in form and substance reasonably satisfactory to counsel to Buyer, effecting the sale, transfer, assignment and conveyance of the Studio Site to Buyer pursuant to the Agreement to Purchase Real
         Estate;

               (f)  the Reversal Agreement duly executed by
         Seller and each of the Approving Shareholders unless at the time of Closing the FCC Consent shall have become a Final Order;

               (g)  resolutions of the boards of directors
         and shareholders of Seller, authorizing the execution, delivery and performance of this Agreement, certified by the secretary of the Seller; and

               (h)  such other documents as may reasonably
         be requested by Buyer's counsel.

         13.2. Documents to be Delivered by Buyer.  At the
Closing, Buyer shall deliver to Seller the following:

         (a) a certificate of an officer of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Seller, certifying to the fulfillment of the conditions specified in Sections 12.1 through 12.3 hereof;

         (b) opinions of Buyer's counsel, dated the Closing
Date, substantially in the form of Exhibit D;
                                   _________

         (c) immediately available wire-transferred federal funds as provided in Section 2.1;

         (d) instruments, in form and substance reasonably satisfactory to Seller and its counsel, pursuant to which Buyer assumes obligations, liabilities and commitments as provided in Article 3; and

         (e) such other documents as may reasonably be requested by Seller's counsel.







                         ARTICLE 14
             TRANSFER TAXES; FEES AND EXPENSES
             _________________________________

         14.1. Transfer Taxes and Similar Charges. Except as set forth in Sections 14.2 and 14.3 hereof, all costs of transferring the Station Assets in accordance with this Agreement, including recordation, transfer and documentary taxes and fees, and any excise, sales or use taxes, shall be borne by Seller.

         14.2. Governmental Filing or Grant Fees. Any filing or grant fees imposed by any governmental authority, the consent of which is required for the transactions contemplated hereby, including all filing fees incurred pursuant to Article 4, shall be borne equally by Buyer and Seller.

         14.3. Expenses. Each party hereto shall be solely responsible for and shall pay all costs and expenses incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement.


                         ARTICLE 15
            BROKER'S COMMISSION OR FINDER'S FEE
            ___________________________________

         15.1. Buyer's Representation and Agreement to Indemnify. Buyer represents and warrants to Seller that neither it nor any person or entity acting on its behalf has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity, nor have they or any person or entity acting on their behalf taken any action on which a claim for any such payment could be based. Buyer further agrees to indemnify and hold Seller harmless from and against any and all claims, losses, liabilities and expenses (including reasonable attorneys' fees) arising out of a claim by any person or entity based on any such arrangement or agreement made or alleged to have been made by Buyer.

         15.2. Seller's Representation and Agreement to Indemnify. Seller represents and warrants to Buyer that, except for Seller's agreement with Gary Stevens & Co., neither it nor any person or entity acting on its behalf has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related





hereto to any person or entity, nor have they or any person or entity acting on their behalf taken any action on which a claim for any such payment could be based. Seller agrees that it shall be solely responsible for the payment of any fee due to Gary Stevens & Co. Seller further agrees to indemnify and hold Buyer harmless from and against any and all claims, losses, liabilities and expenses (including reasonable attorneys' fees) arising out of a claim by any person or entity based on any such arrangement or agreement made or alleged to have been made by Seller.


                         ARTICLE 16
                      INDEMNIFICATION
                      _______________

         16.1. Indemnification by Seller. Notwithstanding the Closing, Seller hereby agrees to indemnify, defend and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

         (a)  Any and all losses, direct or indirect,
liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant or obligation by Seller contained herein or in any certificate, document or instrument delivered to Buyer hereunder, including the certificate containing the Calculations;

         (b) Any and all obligations of Seller not assumed by Buyer pursuant to the terms of this Agreement;

         (c) Any and all losses, liabilities or damages resulting from the operation or ownership of the Station prior to the Effective Time, including but not limited to any and all liabilities arising under the Station Licenses or the Contracts which relate to events occurring prior to the Effective Time;

         (d) Any and all losses, liabilities or damages resulting from any failure to comply with any "bulk sales" laws applicable to the transactions contemplated by this Agreement;

         (e)  Any and all losses, liabilities or damages
resulting from the litigation listed on Schedule 7.10;
                                        _____________

         (f) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses,





including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity, subject to the notice and opportunity to remedy requirements of Section
16.3 hereof; and

         (g) Interest at the Prime Rate on any reimbursable expense or loss incurred by Seller from the date of payment, in the case of a reimbursable expense, and from the date of incurrence, in the case of any other losses, until the date of reimbursement by Buyer.

         16.2. Indemnification by Buyer. Notwithstanding the Closing, Buyer hereby agrees to indemnify and hold the Seller harmless against and with respect to, and shall reimburse the Seller for:

         (a)  Any and all losses, direct or indirect,
liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant or obligation by Buyer contained herein or in any certificate, document or instrument delivered to Seller hereunder;

         (b) Any and all losses, liabilities or damages resulting from the operation or ownership of the Station by Buyers on and after the Effective Time, including but not limited to any and all liabilities arising under the Station Licenses or the Contracts assigned to Buyer which relate to events occurring after the Effective Time;

         (c) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity, subject to the notice and opportunity to remedy requirements of Section
16.3 hereof; and

         (d) Interest at the Prime Rate on any reimbursable expense or loss incurred by Seller from the date of payment, in the case of a reimbursable expense, and from the date of incurrence, in the case of any other losses, until the date of reimbursement by Buyer.






         16.3. Procedure for Indemnification. The procedure for indemnification shall be as follows:

         (a)  The party seeking indemnification under this
Article 16 (the "Claimant") shall give notice to the party
                __________
from whom indemnification is sought (the "Indemnitor") of
                                         ____________
any claim, whether solely between the parties or brought by a third party, specifying (i) the factual basis for the claim, and (ii) the amount of the claim. If the claim relates to an action, suit or proceeding filed by a third party against Claimant, notice shall be given by Claimant within fifteen (15) business days after written notice of the action, suit or proceeding was given to Claimant. In all other circumstances, notice shall be given by Claimant within thirty (30) business days after Claimant becomes, or should have become, aware of the facts giving rise to the claim. Notwithstanding the foregoing, Claimant's failure to give Indemnitor timely notice shall not preclude Claimant from seeking indemnification from Indemnitor except to the extent that Claimant's failure has materially prejudiced Indemnitor's ability to defend the claim or litigation.

         (b) With respect to claims between the parties, following receipt of notice from the Claimant of a claim, the Indemnitor shall have thirty (30) business days to make any investigation of the claim that the Indemnitor deems necessary or desirable. For the purposes of this investigation, the Claimant agrees to make available to the Indemnitor and/or its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnitor cannot agree as to the validity and amount of the claim within the 30-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

         (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnitor shall have the right at its own expense to participate in or assume control of the defense of the claim, and the Claimant shall cooperate fully with the Indemnitor, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnitor. If the Indemnitor elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of the claim as its own expense. If the Indemnitor does not elect to assume control or otherwise participate in the defense of any third party claim,






Claimant may, but shall have no obligation to, defend or settle such claim or litigation in such manner as it deems appropriate, and in any event Indemnitor shall be bound by the results obtained by the Claimant with respect to the claim (by default or otherwise) and shall promptly reimburse Claimant for the amount of all expenses (including the amount of any judgment rendered), legal or otherwise, incurred in connection with such claim or litigation. The Indemnitor shall be subrogated to all rights of the Claimant against any third party with respect to any claim for which indemnity was paid.

         16.4. Limitations. Neither Seller nor Buyer shall have any obligation to the other party for any matter described in Section 16.1 or Section 16.2, as the case may be, except upon compliance by the other party with the provisions of this Article 16, particularly Section 16.3. Neither party shall be required to indemnify the other party under this Article 16 for any breach of any representation or warranty contained in this Agreement unless (a) written notice of a claim under this Article 16 was received by the party within the pertinent survival period specified in
Article 18 of this Agreement, and (b) unless the aggregate amount of all claims against the party for breaches of its representations and warranties exceeds Fifty Thousand Dollars ($50,000), in which case such party's responsibility to indemnify shall extend to all claims, including the $50,000 "basket" amount. The foregoing $50,000 "basket" amount shall not be applicable to any claims made by third parties against which Buyer or Seller is indemnified pursuant to Section 16.1 hereof.


                         ARTICLE 17
                     TERMINATION RIGHTS
                     __________________

         17.1. Termination.

         (a)  This Agreement may be terminated by either
Buyer or Seller, if the party seeking to terminate is not in material default or breach of this Agreement, upon written notice to the other upon the occurrence of any of the following:

               (i) if, on or prior to the Closing Date, the other party defaults in any material respect in the observance or in the due and timely performance of





         any of its covenants or agreements contained herein;

               (ii) if the FCC denies the FCC Application or any part thereof or designates any part of it for a trial-type hearing;

               (iii) if there shall be in effect any
         judgment, final decree or order that would prevent or make unlawful the Closing; or

               (iv)  if the Closing has not occurred by
         November 31, 1994, unless the delay in the Closing results from an election under Section 2.2 to defer the Closing.

         (b) This Agreement may be terminated by Buyer, upon written notice to Seller,

               (i)  if Buyer elects to terminate pursuant to
         Article 20 hereof; or

               (ii)  if the broadcast transmission of the
         Station from its main broadcasting antenna at full authorized power is interrupted or impaired for a period of more than twenty-four (24) consecutive hours or for an aggregate of thirty-six (36) hours in any seven (7) day period.

         17.2. Liability. The termination of this Agreement under Section 17.1 hereof shall not relieve any party of any liability for breach of this Agreement prior to the date of termination.


                         ARTICLE 18
                SURVIVAL OF REPRESENTATIONS,
                  WARRANTIES AND COVENANTS
                  ________________________

         The representations, warranties, covenants, indemnities and agreements contained in this Agreement or in any certificate, document or instrument delivered pursuant to this Agreement are and will be deemed and construed to be continuing representations, warranties, covenants, indemnities and agreements and shall survive the Closing for a period of eighteen (18) months after the Closing Date, except for (a) agreements under Section 10.4 of this Agreement, which shall survive the Closing indefinitely, and





(b) indemnification obligations resulting from or for third party claims, which shall survive the Closing for a period of one (1) month after the last day of the longest applicable statutory limitation period. No claim may be brought under this Agreement or any other certificate, document or instrument delivered pursuant to this Agreement unless written notice describing in reasonable detail the nature and basis of such claim is given on or prior to the last day of the applicable survival period. In the event such a notice is given, the right to indemnification with respect thereto shall survive the applicable survival period until such claim is finally resolved and any obligations thereto are fully satisfied. Any investigation by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, covenant or agreement contained herein.


                         ARTICLE 19
                   REMEDIES UPON DEFAULT
                   _____________________

         19.1. Default by Seller. Seller recognizes that, in the event Seller defaults in the performance of its obligations under this Agreement, monetary damages alone will not be adequate. Buyer shall therefore be entitled in such event, in addition to bringing suit at law or equity for money or other damages (including costs and expenses incurred by Buyer in the preparation and negotiation of this Agreement and in contemplation of the Closing hereunder) or for indemnification under Article 16 hereof, to obtain specific performance of the terms of this Agreement. In any action to enforce the provisions of this Agreement, Seller shall waive the defense that there is an adequate remedy at law or equity and agree that Buyer shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security. In addition, Buyer shall be entitled to obtain from Seller court costs and reasonable attorneys' fees incurred by it in enforcing its rights hereunder, plus interest at the Prime Rate on the amount of any judgment obtained against Seller from the date of default until the date of payment of the judgment. As a condition to seeking specific performance, Buyer shall not be required to have tendered the Purchase Price specified in
Section 2.1 of this Agreement, but shall be ready, willing and able to do so.


         19.2. Default by Buyer. If the transactions contemplated by this Agreement are not consummated as a result of Buyer's wrongful failure to close hereunder, and Seller is not also in material breach hereunder, Seller shall be entitled to payment of One Million Dollars ($1,000,000) as liquidated damages in full settlement of any damages of any nature or kind that Seller may suffer or allege to suffer as the result thereof. It is understood and agreed that the amount of liquidated damages represents Buyer's and Seller's reasonable estimate of actual damages and does not constitute a penalty. Recovery of liquidated damages under this Section 19.2 shall be the sole and exclusive remedy of Seller against Buyer for breach of or failure to consummate this Agreement and shall be applicable regardless of the actual amount of damages sustained. In addition, Seller shall be entitled to obtain from Buyer court costs and reasonable attorneys' fees incurred by it in enforcing its rights hereunder, plus interest at the Prime Rate on the amount of any judgment obtained against Buyer from the date of default until the date of payment of the judgment. As a condition to obtaining liquidated damages, Seller shall not be required to have tendered the Station Assets but shall be required to demonstrate that it is willing and able to do so and to perform its other closing obligations in all material respects.


                         ARTICLE 20
                        RISK OF LOSS
                        ____________

         The risk of loss or damage to the Station Assets prior to the Effective Time shall be upon Seller. Seller shall repair, replace and restore any damaged or lost Station Asset to its prior condition as soon as possible and in no event later than the Effective Time; provided,
                                           ________
however, that Seller shall have no obligation to repair,
_______
replace or restore a damaged or lost Station Asset that is obsolete if no replacement asset is necessary or useful for the continued operation of the Station consistent with past practice. If Seller is unable or fails to restore or replace a lost or damaged Station Asset prior to the Closing and the cost of such restoration or replacement would exceed $10,000, Buyer may elect (a) to terminate this Agreement pursuant to Article 17 hereof, (b) to consummate the transactions contemplated by this Agreement on the Closing Date, in which event Seller shall assign to Buyer at Closing Seller's rights under any insurance policy or pay over to Buyer all proceeds of insurance covering such Station






Asset's damage, destruction or loss, or (c) delay the Closing Date until a date within fifteen (15) days after Seller gives written notice to Buyer of completion of the restoration or replacement of such Station Asset. If Seller is unable or fails to restore or replace any lost or damaged Station Asset prior to the Closing Date and the cost of such restoration or replacement would be $10,000 or less, Seller shall reimburse Buyer for the cost of restoration or replacement of such asset. If the delay in the Closing Date under this Article 20 would cause the Closing to fall at any time after the period permitted by the FCC Consent, Seller and Buyer shall file an appropriate request with the FCC for an extension of time within which to complete the Closing.


                         ARTICLE 21
                      OTHER PROVISIONS
                      ________________

         21.1. Publicity. Except as required by applicable law or with the other party's express written consent, no party to this Agreement nor any affiliate of any party shall issue any press release or make any public statement (oral or written) regarding the transactions contemplated by this Agreement.

         21.2. Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither Buyer nor Seller may assign this Agreement without the prior written consent of the other parties hereto except that Buyer may assign its rights (but not its obligations) under this Agreement to an Affiliate of Buyer.

         21.3. Entire Agreement. This Agreement and the exhibits and schedules hereto embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought.

         21.4. Headings. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.





         21.5. Computation of Time. If after making computations of time provided for in this Agreement, a time for action or notice falls on Saturday, Sunday or a Federal holiday, then such time shall be extended to the next business day.

         21.6. Governing Law. The construction and performance of this Agreement shall be governed by the laws of the State of Michigan without regard to its principles of conflict of law.

         21.7. Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing, addressed to the following addresses, or to such other address as any party may request in writing.

If to Seller:

         Fritz Broadcasting, Inc.
         15600 W. Twelve Mile Road
         Southfield, Michigan  48037
         Attention:   Mr. Jock Fritz

With a copy to:

         Butzel Long
         Suite 900
         150 West Jefferson
         Detroit, Michigan  48226
         Attention:  William M. Saxton, Esq.
                   Thomas E. Sizemore, Esq.

If to Buyer or Guarantor:

         Infinity Broadcasting Corporation
         Infinity Broadcasting Corporation of Detroit
         600 Madison Avenue
         New York, New York  10022
         Attention:  Mr. Mel Karmazin

With a copy to:

         Leventhal, Senter & Lerman
         2000 K Street, N.W.
         Suite 600
         Washington, D.C.  20006-1809
         Attention:  Steven A. Lerman, Esq.



Any such notice, demand or request shall be deemed to have been duly delivered and received (i) on the date of personal delivery, or (ii) on the date of receipt, if mailed by registered or certified mail, postage prepaid and return receipt requested, or (iii) on the date of a signed receipt, if sent by an overnight delivery service, but only if sent in the same manner to all persons entitled to receive notice or a copy.

         21.8. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         21.9. Further Assurances. Seller shall at any time and from time to time after the Closing execute and deliver to Buyer such further conveyances, assignments and other written assurances as Buyer may reasonably request in order to vest and confirm in Buyer (or their assignees) the title and rights to and in all of the Station Assets to be and intended to be transferred, assigned and conveyed hereunder.


                         ARTICLE 22
                          GUARANTY
                          ________

         Guarantor hereby unconditionally guarantees to
Seller payment and performance of all of the obligations of Buyer under this Agreement.


                         ARTICLE 23
                        DEFINITIONS
                        ___________

         Unless otherwise stated in this Agreement, the following terms when used herein shall have the meanings assigned to them below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

         "Accounts Receivable" shall have the meaning set
         _____________________
forth in Section 1.3(c).

         "Adjusted Broadcast Cash Flow" shall mean Broadcast
         ______________________________
Cash Flow for the year ended December 26, 1993, after taking into account any adjustments to revenue or expenses contained in the 1993 Audit that affect the Station.







         "Affiliate" shall mean any person or entity that is
         ___________
controlling, controlled by or under common control with the named person or entity.

         "Affiliate Transactions" shall mean the any
         ________________________
transaction between the Station and an Affiliate of Seller.

         "Agreement" shall mean this Asset Purchase
         ___________
Agreement, including the exhibits and schedules hereto.

         "Agreement to Purchase Real Estate" shall have the
         ___________________________________
meaning set forth at Section 9.9.

         "Approving Shareholders" shall mean the
         ________________________
shareholders of Seller who are signatory to this Agreement.

         "Asbestos" shall mean any and all varieties of
         __________
materials included in the definition of "asbestos" under any federal or state law or regulation relating to the protection of human health or the environment.

         "Asbestos-Containing Material" shall mean any
         ______________________________
material containing more than one (1) percent Asbestos by weight.

         "Broadcast Cash Flow" shall mean the Station's net
         _____________________
income before income taxes taking into account the allocations set forth on Schedule 7.13(b) (excluding any net
                         ________________
income attributable to Trade Agreements or Affiliate Transactions) determined in accordance with GAAP, plus
                                                  ____
interest expense (net of interest income), depreciation and amortization and bonuses paid to Charles D. Fritz and Jock
T. Fritz deducted in determining net income of the Station for the period, minus gains on the sale of equipment
                _____
included in net income and any other extraordinary income, and plus any extraordinary losses.
    ____

         "Broadcast Month" shall mean a period that begins
         _________________
on the first Monday following the last Sunday of a calendar month and ends on the last Sunday of the next calendar month. For example, the February 1994 Broadcast Month begins January 31, 1994, and ends February 27, 1994.

         "Buyer" shall have the meaning set forth in the
         _______
preamble to this Agreement.

         "Buyer's Amount" shall have the meaning set forth
         ________________
in Section 2.1(b).




         "Buyer's Proration Amount" shall have the meaning
         __________________________
set forth in Section 5.3.

         "Business Day," whether or not capitalized, shall
         _______________
mean every day of the week excluding Saturdays, Sundays and Federal holidays.

         "Calculation" shall have the meaning set forth in
         _____________
Section 2.2(a).

         "Claimant" shall have the meaning set forth in
         __________
Section 16.3(a).

         "Closing" shall have the meaning set forth in
         _________
Section 1.1 hereof.

         "Closing Date" shall mean the date on which the
         ______________
Closing is completed.

         "Collection Period" shall have the meaning set
         ___________________
forth in Section 5.4 hereof.

         "Contracts" shall mean any and all of the
         ___________
contracts, agreements, including Time Sales Agreements, Trade Agreements, employment agreements, leases, commitments and understandings, options, rights and interests, written or oral, of Seller or to which Seller is a party, relating to the conduct of the business and operations of the Station.

         "Effective Time" shall mean 12:01 a.m., Detroit
         ________________
time, on the Closing Date.

         "Environmental Laws" shall mean all applicable
         ____________________
local, state and federal statutes and regulations relating to the protection of human health or the environment including the FCC's regulations concerning radio frequency radiation.

         "ERISA" shall have the meaning set forth in Section
         _______
7.8(c).

         "Excess Amount" shall have the meaning set forth in
         _______________
Section 2.2(b).

         "Excluded Employees"  shall have the meaning set
         ____________________
forth in Section 10.5.




         "FCC" shall mean the Federal Communications
         _____
Commission.

         "FCC Application" shall mean the application or
         _________________
applications that Seller and Buyer must file with the FCC requesting its consent to the assignment of the Station
Licenses.

         "FCC Consent" shall mean the action by the FCC
         _____________
granting the FCC Application.

         "Final Order" shall mean action by the FCC (i)
         _____________
which has not been vacated, reversed, stayed, set aside, annulled or suspended, (ii) with respect to which no timely appeal, request for stay or petition for rehearing, reconsideration or review by any party or by the FCC on its own motion, is pending, and (iii) as to which the time for filing any such appeal, request, petition, or similar document or for the reconsideration or review by the FCC on its own motion under the Communications Act of 1934, as amended, and the rules and regulations of the Commission, has expired.

         "Financial Statements" shall mean (i) the unaudited
         ______________________
balance sheets for the Seller as of December 29, 1991, December 27, 1992, and December 26, 1993, and the related statements of operations and changes in financial position for the fiscal year then ended (including the notes to such financial statements), and (ii) the unaudited monthly balance sheets and related statements in income and expenses of the Station for the Broadcast Month January 1994.

         "GAAP" shall mean generally accepted accounting
         ______
principles, consistently applied.

         "Guarantor" shall have the meaning set forth in the
         ___________
preamble to this Agreement.

         "Hazardous Substance" shall mean all hazardous or
         _____________________
toxic waste or material which, because of its quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. "Hazardous Substance" shall include, but is not limited to, any and all hazardous or toxic substances, materials or wastes as defined or listed under the Resource Conservation and Recovery Act, the




Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act or any comparable state statute or any regulation promulgated under any of such federal or state statutes. "Hazardous Substance" shall not include ordinary quantities of consumer or commercial products used in the normal course of broadcast station operations, including grounds and building operation and maintenance; provided, that such products have
                           ________
been properly stored, handled and disposed of.

         "HSRA" shall mean the Hart-Scott-Rodino Antitrust
         ______
Improvements Act of 1976, as amended, and the regulations adopted thereunder.

         "Indemnitor" shall have the meaning set forth in
         ____________
Section 16.3(a).

         "Intellectual Property" shall have the meaning set
         _______________________
forth in Section 7.9.

         "Liens" shall mean mortgages, deeds of trust,
         _______
liens, pledges, collateral assignments, security interests, leases, subleases, conditional sales agreements, easements, covenants, encroachments, encumbrances or other defects of title.

         "1994 Budget" shall have the meaning set forth in
         _____________
Section 7.13(b).

         "1993 Audit" shall have the meaning set forth in
         ____________
Section 9.4.

         "Non-Competition Agreement" shall mean the Non-
         ___________________________
Competition Agreement among Buyer, Seller and Jock T. Fritz
substantially in the form of Exhibit B to this Agreement.
                             _________

         "Notice of Disagreement" shall have the meaning set
         ________________________
forth in Section 5.3.

         "PCB" shall mean polychlorinated biphenyl.
         _____

         "Personal Property" shall have the meaning set
         ___________________
forth in Section 7.6.

         "Prime Rate" shall mean a per annum rate equal to
         ____________
the "prime rate" as published in the Money Rates column of
the Eastern Edition of The Wall Street Journal (or the
                       _______________________
average of such rates if more than one rate is indicated).






         "Proration Schedule" shall have the meaning set
         ____________________
forth in Section 5.3.

         "Purchase Price" shall have the meaning set forth
         ________________
in Section 2.1.

         "Real Property" shall have the meaning set forth in
         _______________
Section 7.5(a).

         "Receivable Statement" shall have the meaning set
         ______________________
forth in Section 5.4.

         "Referee" shall have the meaning set forth in
         _________
Section 5.3.

         "Reversal Agreement" shall mean the Reversal
         ____________________
Agreement among Seller, the Approving Shareholders and Buyer substantially in the form of Exhibit E to this Agreement.
                             _________

         "Seller" shall have the meaning set forth in the
         ________
preamble to this Agreement.

         "Seller's Shareholders" shall mean Charles D.
         _______________________
Fritz, Jock T. Fritz, Jack W. Fritz, William M. Saxton, Michael S. Packer, Daniel S. Follis, Priscilla W. Riggs T/U/A dated December 16, 1991, Charles Scharfe, Frank Magid, Robert David, and Charles C. Fritz.

         "Station" shall mean radio broadcast station
         _________
WXYT(AM), Detroit, Michigan.

         "Station Assets" shall have the meaning set forth
         ________________
in Section 1.2.

         "Station Licenses" shall mean the licenses, permits
         __________________
and other authorizations, including any temporary waiver or special temporary authorization, issued by the FCC to Seller in connection with the conduct of the business and operation of the Station.

         "Studio Site" shall mean the land and building in
         _____________
which the Station's studio facilities are currently located, as more particularly described in Schedule 1.2(b).
                                  _______________

         "Time Sales Agreements" shall mean contracts
         _______________________
entered into in the ordinary course of business of the Station for the sale or sponsorship of broadcast time on the Station for cash.



         "Trade Agreements" shall mean Contracts for the
         __________________
sale of advertising time for consideration other than cash.

         "Trailing Twelve Months" shall have the meaning set
         ________________________
forth in Section 2.1(c).

         "Transferred Employees" shall have the meaning set
         _______________________
forth in Section 10.5.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                   SELLER:

                   FRITZ BROADCASTING, INC.



                   By: /s/ Jock T. Fritz
                      _____________________________________
                        Name:  Jock T. Fritz
                        Title: President


                   BUYER:

                   INFINITY BROADCASTING CORPORATION OF DETROIT



                   By: /s/ Mel Karmazin
                      ____________________________________________
                        Name:  Mel Karmazin
                        Title: President and Chief
                                Executive Officer



                   GUARANTOR:

                   INFINITY BROADCASTING CORPORATION



                   By: /s/ Mel Karmazin
                       ____________________________________________
                        Name:  Mel Karmazin
                        Title: President and Chief
                                Executive Officer






     The undersigned shareholders (the "Approving Shareholders") of Seller each represents, warrants and covenants that: (i) as a group they control a majority of the outstanding shares of Seller; (ii) each will vote all of such shares in favor of the transactions contemplated by this Agreement at a meeting of shareholders called to consider such transaction or by consent in writing according to applicable law; and (iii) such meeting or written consent, as the case may be, shall be effectuated as soon as practicable after execution of this Agreement.




                              /s/ Charles D. Fritz
                             _____________________________________
                                         Charles D. Fritz




                              /s/ Jock T. Fritz
                             _____________________________________
                                       Jock T. Fritz




                              /s/ Jack W. Fritz
                             _____________________________________
                                       Jack W. Fritz





                                 EXHIBIT A

             FORM OF AGREEMENT TO PURCHASE REAL ESTATE
             _________________________________________



                            EXHIBIT A
                  FORM OF NON-COMPETITION AGREEMENT
                  _________________________________


                     NON-COMPETITION AGREEMENT
                     _________________________

          This Non-Competition Agreement, made as of the      day
                                                         ____
of               , 199 , is by and between Fritz Broadcasting,
   ______________     _
Inc., a Michigan corporation ("Seller"), Jock T. Fritz ("Seller's
                               ______                    ________
Shareholder") (Seller and Seller's Shareholder together, the
___________
"Noncompete Parties), and Infinity Broadcasting Corporation of
 __________________
Detroit, a Delaware corporation ("Buyer").
                                  _____

                        W I T N E S E T H:
                        _ _ _ _ _ _ _ _ _

          WHEREAS, Buyer has this date purchased from Seller
substantially all of the assets owned or held by Seller and used or useful in the conduct of the business and operation of radio station WXYT(AM), Detroit, Michigan (the "Station"), pursuant to an
                                          _______
Asset Purchase Agreement dated March    , 1994 (the "Purchase
                                     ___
Agreement");

          WHEREAS, Seller's Shareholder is an officer, director and significant shareholder of Seller with access to confidential information concerning the Station; and

          WHEREAS, to induce Buyer to enter into the Purchase
Agreement, the Noncompete Parties have agreed not to compete with the Station in the area and for the period specified below.

          NOW, THEREFORE, in consideration of the premises and mutual promises and covenants herein contained, the parties, intending to be legally bound, agree as follows:

          1.   Term.  This Agreement shall commence on the date
               ____
hereof and shall terminate two (2) years thereafter.

          2.   Non-Competition.  Neither the Noncompete Parties nor
               _______________
any Affiliate (as defined below) shall directly or indirectly engage in (whether as owner, partner, consultant, advisor, employee, independent contractor or otherwise), assist any person or entity in engaging in, or hold any legal or beneficial interest in any person or entity that is engaged in, the management or operation of any Competitive Business (as defined below) during the term of this Agreement. "Competitive Business" shall mean a radio
                          ____________________
broadcast station in the Detroit Metro Area (as defined by Arbitron) (the "Covenant Area") that broadcasts a talk format.
                _____________
"Affiliate" shall mean any firm or entity in which a Noncompete
 _________
Party may be interested as a partner, trustee, employee, consultant or shareholder.







          3.   Non-Solicitation.  During the term hereof, neither
               ________________
the Noncompete Parties nor any Affiliate shall, directly or indirectly, employ or solicit the employment of any current employee of the Station.

          4.   Consideration.  The Noncompete Parties acknowledge
               _____________
that (a) Buyer is not obligated, and would not otherwise agree, to close its purchase under the Purchase Agreement without the Noncompete Parties' execution and delivery of this Agreement, and
(b) each of the Noncompete Parties is directly or indirectly benefitted by the payment by Buyer to Seller of the Purchase Price (as defined in the Purchase Agreement).

          5.   Representations and Warranties of Individuals.
               _____________________________________________
Seller's Shareholder represents and warrants that this Agreement has been duly executed and delivered by him and constitutes his legal and valid obligation enforceable against him in accordance with its terms.

          6.   Representations and Warranties of Entities.  Seller
               __________________________________________
represents and warrants that:

          (a)  Organization and Good Standing.  It is duly
               ______________________________
     organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed;

          (b)  Authorization and Binding Effect of Documents.  It
               _____________________________________________
     has the power and authority to execute, deliver and perform its obligations under this Agreement; all necessary action has been taken to authorize its execution, delivery and performance of this Agreement; and this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms;

          (c)  Absence of Conflicts.  The execution and delivery
               ____________________
     of, and the performance of its obligations under, this Agreement do not:

               (i) conflict with or violate any provision of its certificate of incorporation, by-laws, partnership agreement, or other organization document;

               (ii) violate any law, order, judgment, injunction, decree or ruling applicable to it; or

               (iii) conflict with, violate or result in a breach of or constitute a default under any agreement or



          instrument to which it is a party or by which it or its properties or assets are bound; and

          (d)  Governmental Consents and Consent of Third Parties.
               __________________________________________________
     The execution and delivery of, and the performance of its obligations under, this Agreement do not require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration or filing with, any court or public agency or other authority, or the consent of any person under any agreement, arrangement or commitment of any nature to which it is bound.

          7.   Specific Performance.  The Noncompete Parties
               ____________________
acknowledge that Buyer will be irreparably harmed in the event of a breach or threatened breach by the Noncompete Parties of the provisions of Paragraphs 2 and 3 of this Agreement, and that in such event, Buyer shall be entitled to an injunction restraining the Noncompete Parties from engaging in any of the activities prohibited by Paragraphs 2 and 3 whether such activities actually have been engaged in or are threatened. Nothing herein shall be construed as prohibiting Buyer from pursuing any other remedies available to it at law or in equity for such breach or threatened breach, including the recovery of damages from the Noncompete Parties. The existence of any claim or cause of action of any of the Noncompete Parties against Buyer, whether predicated upon the Purchase Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of the covenants of the Noncompete Parties hereunder.

          8.   Severability.  If any term, covenant, condition or
               ____________
provision of this Agreement, or the application thereof to any party or circumstance shall to any extent be held invalid or unenforceable by a judicial order, the remainder of this Agreement or the application of such term or provision to parties or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant, condition or provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law, provided that such invalid or unenforceable provision shall be curtailed, limited or eliminated only to the extent necessary to remove such invalidity or unenforceability with respect to the applicable law as it shall then be applied. If the period of time for which any covenant is in effect and the area encompassed within the Covenant Area shall be unenforceable as a matter of law, such covenant shall be in effect for such time period or such area as is enforceable.

          9.   Waiver.  Failure of any party to complain of any act
               ______
or omission on the part of any other party in breach or default of






this Agreement, no matter how long the same may continue, shall not be deemed to be a waiver by the party of its rights hereunder. No waiver by any party at any time, express or implied, of any breach of any other provision of this Agreement shall be deemed a waiver of a breach of any other provision of this Agreement or a consent to any subsequent breach of the same or other provisions.

          10.  Notices.  Any notice, demand or request required or
               _______
permitted to be given under the provisions of this Agreement shall be in writing, addressed to the following addresses, or to such other address as any party may request,


To any of the Noncompete Parties:


               [to be provided]


               Attention:

     Copy to:

               Butzel Long
               Suite 900
               150 West Jefferson
               Detroit, Michigan  48226
               Attention:     William M. Saxton, Esq.
                              Thomas E. Sizemore, Esq.

     To Buyer:

               Infinity Broadcasting Corporation of Detroit
               600 Madison Avenue
               New York, New York  10022
               Attention:     Mr. Mel Karmazin





     Copy to:

               Leventhal, Senter & Lerman
               2000 K Street, N.W.
               Suite 600
               Washington, D.C.  20006-1809
               Attention:     Steven A. Lerman, Esq.


and shall be deemed to have been duly delivered and received (a) on the date of personal delivery, or (b) on the date of receipt, if mailed by registered or certified mail, postage prepaid and return receipt requested, or (c) on the date of a signed receipt, if sent by an overnight delivery service, but only if sent in the same manner to all persons entitled to receive notice or a copy.

          11.  Benefit.  This Agreement shall be binding upon and
               _______
inure to the benefit of the parties hereto, and their respective administrators, executors, personal representatives, beneficiaries, heirs, successors and assigns.

          12.  Entire Agreement.  This Agreement embodies the
               ________________
entire agreement and understanding of the parties hereto, and supersedes any and all prior agreements, arrangements and understandings, relating to the matters provided for herein. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought.

          13.  Headings.  The headings set forth in this Agreement
               ________
are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement.

          14.  Choice of Law.  The construction and performance of
               _____________
this Agreement shall be governed by the laws of the State of Michigan without regard to its principles of conflict of law.

          15.  Counterparts.  This Agreement may be executed in one
               ____________
or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.





          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                   NONCOMPETE PARTIES:

                   FRITZ BROADCASTING, INC.



                   By:
                         _________________________________________
                        Name:
                              ____________________________________
                        Title:
                               ___________________________________

                   JOCK T. FRITZ




                   _____________________________________________


                   BUYER:

                   INFINITY BROADCASTING CORPORATION
                        OF DETROIT



                   By:
                        _________________________________________
                        Name:
                              ___________________________________
                        Title:
                               __________________________________





                                                          EXHIBIT C
                               FORM OF OPINIONS OF SELLER'S COUNSEL
                               ____________________________________





        FORM OF OPINION OF SELLER'S COUNSEL ON FCC MATTERS
        __________________________________________________


                          [Closing Date]


Infinity Broadcasting Corporation of Detroit
600 Madison Avenue
New York, New York  10022
Attention:  Mr. Mel Karmazin

Ladies and Gentlemen:

          We have acted as counsel to Fritz Broadcasting, Inc., a Michigan corporation ("Seller"), in connection with the negotiation, preparation, execution and delivery of that certain Asset Purchase Agreement by and between you and Seller dated as of
March    , 1994 (the "Agreement").  We are furnishing this opinion
      ___
to you pursuant to Section 13.1(b) of the Agreement. Capitalized terms used herein without specific definition shall have same meaning as in the Agreement.

          In rendering our opinion, we have assumed (i) the authenticity of all documents submitted to us as originals; (ii) the conformity of any documents submitted to us as copies to their respective originals; (iii) the authenticity of all signatures; and
(iv) the accuracy of all reports and certificates received from public officials and the FCC. In rendering our opinion, we have relied, to the extent we deem necessary and proper, as to factual matters only, on the warranties and representations contained in the Agreement and on an examination of the public records of the FCC; and based on the information provided to us in the course of our representation of the Seller, we have no actual knowledge of any material inaccuracies in any of the facts contained therein.

          This opinion is limited to matters arising under the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC, and we express no opinion as to any other laws except as specifically stated herein.


          Based on the foregoing, we are of the opinion that:

          1.   Seller validly holds the Station Licenses listed at
Schedule 1.2(a) to the Agreement pursuant to Final Orders of the FCC. Such Station Licenses are in full force and effect and are for the full license term customarily issued to broadcast radio



Infinity Broadcasting Corporation of Detroit
[Closing Date]
Page - 2 -


Station licensed within the State of Michigan. The Station Licenses are not subject to any condition except for conditions applicable to broadcast radio licenses generally. None of the Station Licenses is the subject of a pending license renewal application. Seller has all necessary authority from the FCC to use the call signs WXYT. To our knowledge, the Station Licenses constitute all FCC licenses, permits and authorizations necessary for Seller's operation of the Station in the manner in which we have been advised it is currently being operated.

          2. The FCC Consent has been granted [and has become a Final Order].

          3. To the best of our knowledge, based on inquiry of and representations made by officers of Seller and a review of the public records of the FCC available as of [date]:

       (a) there is no unsatisfied adverse FCC order, decree or ruling outstanding against Seller, the Station or any of the Station Licenses;

       (b) there is no proceeding (including any rulemaking proceeding), complaint or investigation against Seller or in respect of the Station or any of the Station Licenses pending or, to our knowledge, threatened before the FCC (including any pending judicial review of such an action by the FCC) except for proceedings affecting the radio broadcast industry generally to which Seller is not a specific party;

       (c) Seller is not a party to any complaint, action or other proceeding at the FCC, including both complaints against other licensees or applicants and rulemakings of general applicability; and

       (d) Schedule 1.2(a) to the Agreement includes all applications of Seller or on behalf of the Station now pending before the FCC.


       This opinion is delivered solely to you and is solely for your benefit in connection with the above transaction. This opinion may not be quoted or relied upon for any purpose by any person other than the addressee hereof.


                                Very truly yours,

                                COVINGTON & BURLING





Infinity Broadcasting Corporation of Detroit
[Closing Date]
Page - 3 -




                                By:
                                   __________________________





               FORM OF OPINION OF SELLER'S COUNSEL
                        ON NON-FCC MATTERS
                        __________________


                          [Closing Date]



Infinity Broadcasting Corporation of Detroit
600 Madison Avenue
New York, New York  10022
Attention:  Mr. Mel Karmazin

Ladies and Gentlemen:

          We have acted as counsel to Fritz Broadcasting, Inc., a Michigan corporation ("Seller"), in connection with the negotiation, preparation, execution and delivery of that certain Asset Purchase Agreement by and between you and Seller dated as
of March    , 1994 (the "Agreement").  We are furnishing this
         ___
opinion to you pursuant to Section 13.1(b) of the Agreement. Capitalized terms used herein without specific definition shall have same meaning as in the Agreement.

          In furnishing this opinion, we have made such investigations and have examined such documents and records as we have deemed relevant and necessary for purposes of furnishing this opinion. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all original documents and the conformity to authentic original documents of all documents that are certified, conformed, or photocopies. We have also assumed the due authorization, execution, and delivery of the Agreement by you, and that the Agreement is enforceable against you in accordance with its terms, and that you are not in material breach of any of your obligations under the Agreement. In addition, we have relied on certificates and statements of responsible officers of the Seller, and certificates of certain public officials with respect to the factual matters therein contained, and we have made no independent verification of the factual matters set forth in such certificates, statements, representations and warranties.

          We are admitted to practice law in the State of Michigan. We express no opinion as to matters governed by any laws other than those of the jurisdiction in which we are admitted to practice and the federal laws of the United States of America (other than the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder).



Infinity Broadcasting Corporation of Detroit
[Closing Date]
Page -2-


          Based upon and subject to the foregoing, we are of the opinion that:

          1. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan, and has all requisite corporate power and authority to own, lease, and operate its properties, and to carry on its business as now being conducted and as proposed to be conducted, and to enter into and perform the Agreement and all related agreements.

          2. The Agreement has been duly authorized by all necessary corporate action on the part of Seller (including all necessary approvals by shareholders of Seller) and has been executed and delivered by duly authorized officer of Seller.

          3. The Agreement constitutes a legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with its terms.

          4. The execution and delivery by Seller of the Agreement and performance by Seller of its obligations thereunder, and Seller's consummation of the transactions contemplated thereby, do not (a) violate, conflict with, or result in the breach of any provision of the Articles of Incorporation or By-Laws of Seller; (b) to our knowledge, violate any order, writ, judgment, injunction, award, decree, rule regulation, or ruling of an governmental authority against or binding upon Seller; (c) to our knowledge, violate or result in the breach of any of the terms of, or constitute (or with notice or lapse of time or both, constitute) a default under any Agreement, instrument, license, or permit to which Seller is now subject.

          5. To our knowledge, (a) there are no insolvency proceedings of any character pending or threatened against Seller, including without limitation bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, and (b) Seller has not made any assignment for the benefit of creditors, or taken any action in contemplation of, or which would constitute the basis for, the institution of any insolvency proceedings.

          6. To our knowledge, there is no claim, litigation, proceeding or governmental investigation pending or threatened, or any order, injunction or decree outstanding, against the Seller or any of its affiliates that would prevent the


Infinity Broadcasting Corporation of Detroit
[Closing Date]
Page -3-


consummation of, or impair Seller's ability to consummate, the transactions contemplated the by Agreement.

          With respect to the opinions expressed herein, we advise you that with respect to the enforceability of the Agreement, (A) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, and other similar laws of general application relating to or affecting the rights and remedies of creditors generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defense and the discretion of any court before which any proceeding therefor may be brought.

          We do not render any opinion with respect to any matter except as specifically set forth herein. This opinion is being delivered solely to you and may not be delivered to or relied upon by any other party. This opinion is rendered as of the date hereof, and we have not undertaken to supplement our opinion with respect to factual matters or changes in the laws that may hereafter occur.

                                        Very truly yours,

                                        BUTZEL LONG




                                                        EXHIBIT D
                              FORM OF OPINIONS OF BUYER'S COUNSEL
                              ___________________________________




                                                        EXHIBIT D
                              FORM OF OPINIONS OF BUYER'S COUNSEL
                              ___________________________________


            FORM OF OPINION OF BUYER'S AND GUARANTOR'S
                     COUNSEL ON NON-FCC MATTERS
       ___________________________________________________


                          [Closing Date]


Fritz Broadcasting, Inc.
15600 W. Twelve Mile Road
Southfield, MI  48037

Ladies and Gentlemen:

          We have reviewed the Asset Purchase Agreement, dated as
of March     , 1994 (the "Agreement"), by and between Fritz
         ____
Broadcasting, Inc., a Michigan corporation ("Seller"), Infinity Broadcasting Corporation of Detroit, a Delaware corporation ("Buyer"), and Infinity Broadcasting Corporation, a Delaware corporation ("Guarantor"). Capitalized terms used in this opinion without definition have the respective meanings ascribed to them in the Agreement.

          We have also examined and relied upon the representations and warranties as to factual matters contained in or made pursuant to the Agreement and in certificates of officers of Buyer and Guarantor and upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments, and have made such other investigations, as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

          Based upon the foregoing, we are of the following opinion:

          1. Each of Buyer and Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and to enter into and carry out the terms of the Agreement.

          2. The Agreement has been duly authorized by all necessary corporate action on the part of Buyer and Guarantor.
The Agreement has been duly executed and delivered by Buyer and Guarantor.




Fritz Broadcasting, Inc.
[Closing Date]
Page -2-


          3. The Agreement constitutes the legal, valid and binding obligation of Buyer and Guarantors enforceable against each of them in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          4. The execution and delivery by Buyer and Guarantor of the Agreement and the performance by Buyer and Guarantor of their respective obligations thereunder will not (a) violate, conflict with, or result in the breach of any provision of the certificate of incorporation or by-laws of Buyer or Guarantor;
(b) to our knowledge, violate any order, writ, judgment, injunction, award, decree, rule, regulation or ruling of any governmental authority against or binding upon Buyer or Guarantor; (c) to our knowledge, violate or result in the breach of any of the terms of, or constitute (or with notice or lapse of time or both, would constitute) a default under any material agreement, instrument, license or permit to which Buyer or Guarantor is now a party, except for any such violation, conflict, breach or default that would not reasonably be expected to have a material adverse effect on Buyer's and Guarantor's ability to consummate the transactions contemplated by the Agreement.

          5. To our knowledge, (a) there are no insolvency proceedings of any character pending against Buyer or Guarantor, including, without limitation, proceedings relating to bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, and (b) neither Buyer or Guarantor has made any assignment for the benefit of creditors, or taken any formal corporate action in contemplation of the institution of any insolvency proceedings.

          6. To our knowledge, there is no claim, litigation, proceeding or governmental investigation pending or threatened, or any order, injunction or decree outstanding, against Buyer or Guarantor or any of their affiliates that would prevent the consummation of, or materially impair Buyer's or Guarantor's ability to consummate, the transactions contemplated by the Agreement, except that we express no opinion as to any proceedings that may be pending or threatened by or before the Federal Communications Commission.




Fritz Broadcasting, Inc.
[Closing Date]
Page -3-


          For the purposes of giving the opinion expressed in paragraph 3, we have assumed with your permission that the laws of the State of Michigan are identical in all respects to the applicable laws of the State of New York. For the purposes of giving the opinions expressed in paragraphs 5 and 6, we have relied exclusively on certificates of officers of Buyer and Guarantor.

          We express no opinion in this letter as to the law of any jurisdiction other than the federal law of the United States (excluding the Communications Act of 1934, as amended, the rules and regulations promulgated thereunder, and actions and decisions of the Federal Communications Commission taken in accordance therewith), the law of the State of New York and the General Corporation Law of the State of Delaware.

          We are delivering this opinion to you pursuant to
Section 13.2(b) of the Agreement, and no persons other than you are entitled to rely on this opinion.


                              Very truly yours,







            FORM OF OPINION OF BUYER'S AND GUARANTOR'S
                         COUNSEL ON FCC MATTERS
        _________________________________________________________



                          [Closing Date]


Fritz Broadcasting, Inc.
15600 W. Twelve Mile Road
Southfield, MI  48037

Ladies and Gentlemen:

          We have acted as counsel to Infinity Broadcasting Corporation of Detroit ("Buyer") and Infinity Broadcasting Corporation ("Guarantor"), both Delaware corporations, in connection with the negotiation, preparation, execution and delivery of that certain Asset Purchase Agreement by and among
you, Buyer and Guarantor, dated as of March    , 1994 (the
                                            ___
"Agreement").  We are furnishing this opinion to your pursuant to
Section 13.2(b) of the Agreement. Except as otherwise specified herein, capitalized terms used herein which are defined in the Agreement shall have the same meanings herein as therein.

          In connection with this opinion, we have assumed the genuineness of signatures on documents, the conformity to the originals of all copies examined by or submitted to us as photocopies or conformed copies, and the authenticity of the originals of such latter documents. As to questions of fact in connection with this opinion, we have relied upon an examination of our own files and records and examination of the public
records of the FCC available as of                , 199  .  We
                                   ___________ ___     __
have also relied upon representations made by Buyers to the FCC and upon certificates of fact of officers of Buyers as we have deemed necessary. As used herein, the term "to our knowledge" shall mean to our actual knowledge without further investigation other than described in this paragraph. You should be aware that records of the FCC that are public as a matter of law may not be publicly available as a matter of fact. Furthermore, there may be records of matters pending at the FCC that are not available for inspection by the public as a matter of law.

          This opinion is limited to matters arising under the Federal Communications Act of 1934, as amended (the "Act"), and the rules, regulations and published policies of the FCC, and we express no opinion as to any other laws except as specifically stated herein.




Fritz Broadcasting, Inc.
[Closing Date]
Page -2-


          Based upon and subject to the foregoing and to the further limitations set forth hereinafter, we are of the opinion that the FCC Consent has been granted [and has become a Final
Order].

          The opinion set forth above is as of the date hereof. We assume no obligation to advise you of changes which may thereafter be brought to our attention. Our opinion is based on statutory laws, agency rules, regulations and policies, and judicial decisions that are effective on the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof, nor do we assume any responsibility to advise you of future changes in our opinion.

          This opinion is delivered solely to you and is solely for your benefit in connection with the above transaction. This opinion may not be quoted or relied upon for any purpose by any person other than the addressee hereof.


                        Very truly yours,

                        LEVENTHAL, SENTER & LERMAN



                        By
                           __________________________
                                  A Partner



                                                    EXHIBIT E
                                   FORM OF REVERSAL AGREEMENT
                                   __________________________


                      REVERSAL AGREEMENT
                      __________________


          This Reversal Agreement ("Agreement"), dated as of
                                    _________                _
            __, 1994, is by and among Fritz Broadcasting,
___________
Inc., a Michigan corporation ("Seller"), Charles D. Fritz,
                               ______
Jock T. Fritz and Jack W. Fritz (such individuals
collectively the "Approving Shareholders"), and Infinity
                 ________________________
Broadcasting Corporation of Detroit, a Delaware corporation ("Buyer"), and is made with reference to that certain Asset
  _____
Purchase Agreement dated as of March     , 1994 (the
                                     ____
"Purchase Agreement") by and between Buyer, Seller, and
 __________________
Infinity Broadcasting Corporation, a Delaware corporation, as
Guarantor.

          The Purchase Agreement provides for the sale of AM radio broadcast station WXYT, Detroit, Michigan (the
"Station").  On                  , 1994, the Federal
 _______        ____________ ____
Communications Commission ("FCC") granted its consent (the
                            ___
"FCC Order") to the assignment of the Station Licenses (as
 _________
defined in the Purchase Agreement) from Seller to Buyer pursuant to the Purchase Agreement. As of the date of this Agreement, the FCC Order has not yet become a Final Order (as defined in the Purchase Agreement). Nevertheless, as provided in the Purchase Agreement, the parties are proceeding with the Closing (as defined in the Purchase Agreement) in accordance with the terms and conditions of the Purchase Agreement. This Agreement sets forth the agreement of the parties as to the procedures that they will follow in the event that either (1) the FCC Order is reversed, rescinded, vacated, set aside or annulled and Buyer is ordered by Final Order to return the Station Licenses to Seller on issues unrelated to Seller's qualifications to be an FCC licensee (a "Buyer's FCC Reversal") or (2) the FCC
                    ____________________
Order is reversed, rescinded, vacated, set aside or annulled by Final Order on issues related to Seller's qualifications to be an FCC licensee (a "Seller's FCC Reversal") (a Buyer's
                         _______________________
FCC Reversal and a Seller's FCC Reversal are hereunder collectively called an "FCC Reversal"). (A Final Order
                       ______________
requiring Buyer to divest the Station Assets to a party other than Seller or an affiliate of Seller shall not be considered an FCC Reversal for the purposes of this Agreement.)

          Accordingly, in consideration of the foregoing and the mutual promises and covenants set forth below, the parties agree as follows:

          1.   Definitions.





               All capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the Purchase Agreement.

          2.   Procedures in the Event of an FCC Reversal.

               (a)  Reconveyance.  Seller and the Approving
Shareholders agree that in the event of an FCC Reversal, Seller (or an affiliate of Seller) will accept the reconveyance by Buyer of the Station Assets (as defined below) and will assume (or cause such affiliate to assume) any and all liabilities, obligations or commitments related to the Station of the type assumed by Buyer pursuant to the Purchase Agreement arising and accruing after the closing of the reconveyance of the Station Assets (the "FCC Reversal
                                            _____________
Closing").  "Station Assets" shall mean the assets then owned
________     ______________
or held by Buyer and used or held for use in the conduct of the business and operations of the Station of the type constituting the Station Assets (as defined in the Purchase Agreement) assigned by Seller to Buyer at the Closing pursuant to the Purchase Agreement; provided that Buyer shall
                                    ________
have no obligation to assign the Station Licenses to Seller if the FCC has revoked or rescinded or otherwise ruled that Seller is unqualified to hold such licenses. In the event that Seller or the Approving Shareholders direct the reconveyance to an affiliate of Seller, all references herein to Seller shall refer to such affiliate, as appropriate.

               (b) Purchase Price in the Event of a Buyer's FCC Reversal. In the event of a reconveyance of the Station Assets to Seller pursuant to Section 2(a) following a Buyer's FCC Reversal, Seller shall have no obligation to refund the Purchase Price (as defined in the Purchase Agreement). Rather, Seller agrees to pay Buyer an amount (the "Buyer's
                                                   _______
Reversal Purchase Price") to be computed and payable as
_______________________
follows:

               (i)  The Buyer's Reversal Purchase Price
          will be due and payable at the earlier of (A)
          Seller's due and timely election to retain the
          Station Assets (as provided in clause (ii)
          below) and (B) the sale of the Station Assets
          by Seller to an unaffiliated third party (as
          provided in clause (iii) below); provided,
                                           ________
          however, that if after a Buyer's FCC Reversal
          _______
          the FCC Application remains pending (even if designated for an evidentiary hearing), the Buyer's Reversal Purchase Price shall not be






          due and all time periods for Seller to elect
          to retain the Station or to sell it to an
          unaffiliated third party (as provided in
          clauses (ii) and (iii) below) shall be tolled
          until either (x) the FCC Application has been
                        _
          granted and such grant has become a Final
          Order, in which event Seller shall reconvey
          the Station Assets to Buyer and this Agreement
          shall be terminated (as provided in Section 6
          below), or (y) the FCC Application has been
                      _
          denied and such denial has become a Final
          Order, in which event the parties shall
          proceed as provided in clauses (ii) and (iii) of this Section 2(b).

               (ii) If Seller desires to retain the
          Station Assets, the Buyer's Reversal Purchase
          Price shall be the fair market value of the
          Station Assets (assuming a sale of assets as
          of the FCC Reversal Closing on terms and
          conditions similar to those in the Purchase
          Agreement, including the Noncompetition
          Agreement) as determined by the agreement of
          two nationally recognized appraisers with
          experience in the broadcast industry, one to
          be selected by Seller and one by Buyer.  Buyer
          and Seller shall each pay the costs of their
          respective appraisers.  The appraisal process
          shall be initiated by notice (the "Appraisal
                                             _________
          Notice") from Seller to Buyer within thirty
          ______
          (30) days of the FCC Reversal Closing, which notice shall contain Seller's selection of its appraiser. Within thirty (30) days of Buyer's receipt of the Appraisal Notice, Buyer shall give Seller notice of the appraiser selected by Buyer. Seller's election to retain the Station Assets shall be made by written notice to Buyer within thirty (30) days after completion of the appraisal and shall be accompanied by a contemporaneous wire transfer of the Buyer's Reversal Purchase Price.
          Seller shall not be entitled to retain the Station Assets unless the appraisers have reached an agreement on the fair market value of the Station Assets within ninety (90) days of the Appraisal Notice.





               (iii)     If Seller does not elect to
          retain the Station Assets, then it shall proceed to use its reasonable best efforts to cause the Station Assets to be sold, subject, during the period of eighteen (18) months following the FCC Reversal Closing, to Buyer's approval of the terms and conditions of any sale. Should Buyer fail to approve any proposed sale of the Station Assets during the period of eighteen (18) months following the FCC Reversal Closing, Seller shall thereafter be free to sell the Station Assets to an unaffiliated third party at its discretion.
          In either case, Seller shall accept any offer to purchase the Station Assets brought to the Seller by Buyer unless Seller has previously timely and duly elected to retain the Station
          Assets.  In the event of a sale of the Station
          Assets to an unaffiliated third party, the Buyer's Reversal Purchase Price shall be the total consideration received by Seller or any affiliate from the unaffiliated third party for the Station Assets (including any consideration for a covenant not to compete, consulting agreement or other arrangement entered into in connection with such sale) less the expenses reasonably incurred by Seller in connection with such sale. Failure to sell the Station Assets under this clause
          (iii) shall not be deemed an election to retain the Station Assets under clause (ii).

               (iv) Between the FCC Reversal Closing and
          payment of the Buyer's Reversal Purchase
          Price, Seller agrees to pay Buyer ninety-five
          percent (95%) of the amount of the Available
          Cash Flow (as defined below), and Buyer agrees
          that Seller may retain five percent (5%) of
          the Available Cash Flow for its own account.
          Available Cash Flow shall be determined on an
          annual basis (with adjustments as necessary
          for under/over payments), but to the extent
          practicable, Seller shall make estimated
          payments to Buyer on a monthly basis.
          "Available Cash Flow" shall mean for any
          _____________________
          period the net income of the Station computed on a stand-alone basis, after payment of any applicable taxes (other than any income tax on




          the five percent (5%) of Available Cash Flow
          retained by Seller, which Seller shall be
          responsible for paying), determined in
          accordance with GAAP, plus the aggregate
                                ____
          amount of all non-cash items (including
          depreciation and amortization) deducted in
          computing such net income, minus the aggregate
                                     _____
          amount of all non-cash items included in
          computing such net income, and minus the
                                         _____
          aggregate amount of capital expenditures made during such period.

               (v)  Seller's obligations under this
          Agreement in the event of a Buyer's FCC
          Reversal shall be secured by the grant to Buyer of a first priority security interest in the Station Assets (and, to the extent permitted by law, the Station Licenses), and Seller agrees not to grant or permit, directly or indirectly, any other security interests or liens against the Station Assets or the Station Licenses. Buyer shall have no recourse against Seller for default under this Agreement beyond its actual damages, plus all costs and expenses reasonably incurred by Buyer in enforcing its rights under this Agreement, not to exceed in the aggregate the fair market value of the Station Assets as of the FCC Reversal Closing.

               (c) Purchase Price in the Event of a Seller's FCC Reversal. In the event of a Seller's FCC Reversal, Seller and/or the Approving Shareholders agree to refund the Purchase Price (as defined in the Purchase Agreement) by wire transfer of immediately available funds, regardless of whether Buyer is permitted as a matter of law to assign the Station Licenses to Seller.

               (d)  No Prorations in the Event of a Buyer's
FCC Reversal. In lieu of prorating income and expenses as of the FCC Reversal Closing following a Buyer's FCC Reversal, Seller shall collect all accounts receivable and pay all accounts payable arising out of the operation of the Station prior to the FCC Reversal Closing to the extent that adequate funds are available from operation of the Station (or are made available by Buyer) and shall treat such cash received or paid with respect to income and expense accruing prior to the FCC Reversal Closing as income or expense of the Station





for purposes of calculating Available Cash Flow; provided,
                                                 ________
however, that to the extent that the total of all accounts
_______
payable exceeds the total of all accounts receivable as of the FCC Reversal Closing, Buyer shall provide Seller with funds at the FCC Reversal Closing to pay such excess amount. Furthermore, notwithstanding the first sentence of Section 2(a), Seller agrees to assume all Trade Agreements in existence as of the FCC Reversal Closing.

               (e) Operation in the Ordinary Course. During the period between the FCC Reversal Closing following a Buyer's FCC Reversal and payment of the Buyer's Reversal Purchase Price in full, Seller agrees to operate the business of the Station in accordance with the affirmative and negative covenants set forth on Annex A hereto. Notwithstanding anything herein to the contrary, during such period, Buyer shall not directly or indirectly control, supervise, or direct, or attempt to control, supervise or direct the operation of the Station; such operations shall be the sole responsibility of Seller.

               (f)  Indemnification.  In the event of a
Buyer's FCC Reversal, Buyer shall indemnify, defend and hold Seller and the Approving Shareholders harmless from and against and with respect to, and shall reimburse Seller and the Approving Shareholders for, any deficits incurred in operating the Station in accordance with the terms of this Agreement during the period between the FCC Reversal Closing and payment of the Buyer's Reversal Purchase Price except for losses resulting from Seller's willful misconduct or gross negligence. Buyer shall fund any such deficits on a monthly basis, and Seller shall have no obligation to borrow or utilize its own funds (other than funds generated from the operation of the Station) under this Agreement. Buyer shall be obligated to indemnify Seller under this Section 2(e) only to the extent that such losses cannot be funded from revenues arising from operation of the Station.

               (g)  Documentation.  In the event of an FCC
Reversal, the parties shall negotiate in good faith, execute and deliver such documents and instruments and perform such other acts as may be necessary for the complete implementation of this Agreement.

               (h)  Noncompetition Agreement; Consulting
Agreement. In the event of an FCC Reversal, the Noncompetition Agreement shall terminate, but as provided in
Section 2(b) neither Seller nor any other party to such





agreement shall be obligated to refund any portion of the Buyer's Reversal Purchase Price.

          3.   Operation of Station by Buyer.

               Nothing herein shall be construed to limit in any way the full powers of Buyer on and after the Closing Date to operate the Station as Buyer sees fit until an FCC Reversal Closing. Buyer shall be entitled to retain all revenues and profits earned during the period between the Closing and an FCC Reversal Closing.

          4.   FCC Matters.

               (a)  Seller and Buyer shall, each at its own
cost and expense, vigorously, expeditiously and diligently oppose any petition for reconsideration or any request for stay or appeal filed with respect to the FCC Order to the extent that any such petition or request applies to Seller or Buyer, as the case may be, and shall take all actions necessary or appropriate to obtain denial of any such petition for reconsideration, stay, review and/or appeal.
The parties will also continue to prosecute the FCC Application in the event that it is designated for evidentiary hearing by the FCC following the Closing, and shall thereafter exhaust all available administrative and judicial appellate remedies in the event that the FCC Application is denied following such evidentiary hearing. It is the intent of the parties that each will use its best efforts to persuade the FCC, first, to permit Buyer to retain
                             _____
the Station Licenses but if such efforts are unsuccessful, then next, to permit Buyer to sell the Station Licenses to a
     ____
third party, and finally, if such efforts are unsuccessful, to reconvey the Station Licenses to Seller. The procedures set forth in Section 2 for reconveyance of the Station Assets shall apply only if Seller is unable to retain the Station Assets (including the Station Licenses) or convey such Station Assets to a third party.

               (b) The parties agree to prepare and execute any and all required applications, documents and instruments for filing with the FCC in order to enable the parties to comply with either the FCC Reversal or the terms of this Agreement, and any other applications, agreements or instruments necessary to implement the provisions of this Agreement, including, without limitation, such applications as may be required under the HSRA.





          5.   Expenses.

               Except as otherwise provided herein, all expenses involved in the implementation of this Agreement in the event of a Buyer's FCC Reversal shall be borne by Buyer, treated as an ordinary operating expense of the Station for purposes of calculating Available Cash Flow, or treated as an expense of sale of the Station Assets, as appropriate, except that if Seller elects to retain the Station Assets, Seller shall be responsible for all expenses incurred by it in connection with such transaction. Except as otherwise provided herein, all expenses involved in the implementation of this Agreement in the event of a Seller's FCC Reversal shall be borne by Seller.

          6.   Termination.

               This Agreement shall terminate on the date that the FCC Order becomes a Final Order.

          8.   Severability.  If any term, covenant,
condition or provision of this Agreement, or the application thereof to any party or circumstance shall to any extent be held invalid or unenforceable by an administrative order, the remainder of this Agreement or the application of such term or provision to parties or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant, condition or provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law, provided that such invalid or unenforceable provision shall be curtailed, limited or eliminated only to the extent necessary to remove such invalidity or unenforceability with respect to the applicable law as it shall then be applied.

          7.   Notices.

               All notices, requests, demands or other
communications relating to this Agreement shall be in writing and shall be given in accordance with Section 21.7 of the Purchase Agreement.

          8.   Choice of Law.

               This Agreement shall be governed by the laws of the State of Michigan, without regard to its principles of conflicts of law.




          9.   Counterparts.

               This Agreement may be signed in multiple counterparts, which together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.


                    FRITZ BROADCASTING, INC.


                    By:
                        __________________________________
                    Title:
                           _______________________________






                    APPROVING SHAREHOLDERS:




                    ______________________________________
                              Charles D. Fritz




                    ______________________________________
                              Jock T. Fritz




                    ______________________________________
                              Jack W. Fritz



                    INFINITY BROADCASTING CORPORATION
                         OF DETROIT


                    By:
                         _________________________________
                    Title:
                            ______________________________




                                                   ANNEX A TO
                                           REVERSAL AGREEMENT
                                           __________________


                     COVENANTS OF SELLER
                     ___________________

     1. Interim Operation. Between the date of this Agreement and the payment of the Buyer's Reversal Purchase
Price in full, except as expressly permitted by this Agreement or with the prior written consent of Buyer:

          (a) Seller shall conduct the business and operation of the Station solely in the ordinary and normal course of business consistent with past operations by Buyer, with the intent of preserving the ongoing operations and assets of the Station;

          (b) Seller shall not sell, assign, lease or otherwise transfer or dispose of any of the Station Assets, except for assets consumed or disposed of in the ordinary course of business, where no longer used or useful in the business or operation of the Station, in which event the same shall be replaced with assets of equal or greater value and utility, and the Station's inventories of spare parts and expendable supplies shall be maintained at levels consistent with past practices;

          (c) Seller shall not create, assume or permit to exist any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Station Assets, except for those in existence on the date of this Agreement;

          (d) Seller shall operate the Station in accordance with the FCC's rules and regulations and the Station Licenses and with all other applicable laws, regulations, rules and orders, and shall not cause or permit by any act, or failure to act, any of the Station Licenses to expire, be surrendered, adversely modified, or otherwise terminated, or fail to prosecute with due diligence any pending application to the FCC;

          (e) Seller shall not waive any material right under any Contract or relating to the Station or the Station
     Assets;

          (f) Seller shall not enter into or renew (i) any Contract that involves payment by or to Seller of Five Thousand Dollars ($5,000) or more, other than an agreement for the sale of advertising time, (ii) any contract having a duration of three (3) months or more, or (iii) any agreement for the sale of advertising time





     to be aired on the Station after the Closing Date which specifies volume discounts or special rates inconsistent with past practices;

          (g) Seller shall timely make all payments required to be paid under any Contract when due and otherwise pay all liabilities and satisfy all obligations when such liabilities and obligations become due;

          (h) Seller shall not increase or agree to increase the compensation, bonuses or other benefits for employees of the Station, except as may be required under Contracts assumed by Seller pursuant to Section 2(a) of the Agreement or consistent with Buyer's past employee compensation and promotion practices;

          (i) Seller shall, in accordance with Buyer's past personnel practices and policies, use its best efforts to maintain the employment at the Station and to renew the existing employment contracts of the employees identified by Buyer on a schedule to be provided at the FCC Reversal Closing;

          (j) Seller shall use its best efforts to preserve the operations, organization and reputation of the Station intact, to preserve the goodwill and business of the Station's advertisers, suppliers, and others having business relations with the Station, and to continue to conduct financial operations of the Station, including their credit and collection policies, with no less effort, as in the prior conduct of the business of the Station;

          (k) Seller shall maintain monthly cash advertising and promotional expenditures for the Station at levels that are consistent with Buyer's past practices;

          (l) Seller shall make capital improvements for the Station consistent with Buyer's past practices;

          (m) Seller shall maintain insurance policies on the Station and the Station Assets comparable to the insurance maintained by Buyer prior to the FCC Reversal
     Closing; and

          (n) Seller shall maintain its books and records in accordance with GAAP.





     2. Access to Station. Between the date of this Agreement and payment of the Buyer's Reversal Purchase Price in full, Seller shall give Buyer and Buyer's counsel, accountants, engineers and other representatives, reasonable access during normal business hours to all of Seller's properties, records and employees relating to the Station, including the financial data necessary for Buyer's accountants to prepare audited statements for the Station, and shall furnish Buyer with all information related to the Station that Buyer reasonably requests. The rights of Buyer under this Section shall not be exercised in such a manner as to interfere unreasonably with the business of the Station.

     3. Financial Statements. Within fifteen (15) days of the end of each Broadcast Month until payment of the Buyer's Reversal Purchase Price in full, Seller shall deliver to Buyer unaudited statements of revenue and expenses for the Station for the Broadcast Month then ended, along with a balance sheet as of the end of such Broadcast Month. Seller shall furnish to Buyer any and all other information customarily prepared by Seller concerning the financial condition of the Station that Buyer may request.

     4.   Notification.

          (a) Seller shall notify Buyer of any litigation, arbitration or administrative proceeding pending or, to its knowledge, threatened against the Station or Seller with respect to the Station.

          (b) Between the date of this Agreement and payment of the Buyer's Reversal Purchase Price in full, Seller shall notify Buyer if the regular broadcast transmission of the Station from its main broadcasting antenna at full authorized effective radiated power is interrupted or impaired for a period of more than three (3) consecutive hours or for an aggregate of six (6) hours in any continuous two (2) day period or twelve (12) hours in any single thirty (30) day period.

          (c) Between the date of this Agreement and payment of the Buyer's Reversal Purchase Price in full, Seller shall keep Buyer reasonably informed of all material operational matters and business developments with respect to the Station.

    5. No Inconsistent Action. Seller shall not take any action which is materially inconsistent with its obligations under this



Agreement or that would hinder or delay the consummation of the transactions contemplated by this Agreement.




                      Omitted Schedules to the
                     Asset Purchase Agreement,
                 Dated as of March 8, 1994, by and
                 between Fritz Broadcasting, Inc.,
            Infinity Broadcasting Corporation of Detroit
               and Infinity Broadcasting Corporation
            ___________________________________________


1.2(a)    Station Licenses
1.2(b)    Real Property
1.2(c)    Tangible Personal Property
1.2(d)    Contracts
1.2(f)    Intellectual Property
1.3(d)    Excluded Assets
1.3(f)    Excluded Employee Plans and Arrangements
6.3       Buyer's FCC Exceptions
6.4       Buyer's Required Consents
6.5       Buyer's Litigation
7.3       Required Consents
7.7(b)    Defaults Under Contracts
7.8       Employee List and Compensation
7.10      Pending Claims and Litigation
7.12      Interests in Clients, Suppliers, etc.
7.13(a)   Financial Statements
7.13(b)   Broadcast Cash Flow
7.13(c)   Seller's 1994 Month-By-Month Budget
7.14      Insurance Policies
7.18      UCC Financing Statements
10.5      Excluded Employees


          In lieu of filing these schedules to the Asset Purchase
Agreement, Infinity Broadcasting Corporation agrees to furnish supplementally a copy of any such omitted schedule to the Securities and Exchange Commission upon request.


















